                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                      CHICAGO BRIDGE & IRON COMPANY N.V.
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                (Name of Registrant as Specified in Its Charter)
                      CHICAGO BRIDGE & IRON COMPANY N.V.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                      CHICAGO BRIDGE & IRON COMPANY N. V.
                                POLARISAVENUE 31
                       2132 JH HOOFDDORP, THE NETHERLANDS
        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 1999
To the Shareholders of:

                       CHICAGO BRIDGE & IRON COMPANY N.V.

     You are hereby notified that the Annual Meeting of Shareholders of Chicago Bridge & Iron Company N.V. will be held at Amstel Inter-Continental Amsterdam, Prof. Tulpplein 1, 1018 GX, Amsterdam, The Netherlands, at 2:00 P.M., local time, on Wednesday, May 12, 1999, for the following purposes:

          1. To reelect J. Charles Jennett, Gary L. Neale and Marsha C. Williams as members of the Board of Supervisory Directors to serve until the Annual Meeting of Shareholders in 2002, and until their successors shall have been duly elected and qualified;

          2. To authorize the preparation of the annual accounts and the report in the English language and to adopt the Dutch Statutory Annual Accounts of the Company for the fiscal year ended December 31, 1998;

          3. To approve the distribution of profits for the fiscal year ended December 31, 1998 in the amount of US$0.24 per share of common stock previously paid as interim dividends;

          4.  To cancel shares held by the Company in its own share capital;

          5. To approve the extension of the authority of the Management Board to repurchase up to 30% of the outstanding share capital of the Company until November 12, 2000;

          6. To cancel shares to be acquired by the Company in its own share capital;

          7. To amend the Articles of Association to decrease the authorized capital of the Company;

          8. To approve the extension of the authority of the Supervisory Board to issue and/or grant rights on (including options to purchase) common stock of the Company until May 12, 2004;

          9. To approve the extension of the authority of the Supervisory Board to limit or exclude the preemptive rights of the holders of the common stock of the Company until May 12, 2004;

          10. To adopt the Chicago Bridge & Iron 1999 Long Term-Incentive Plan;

          11. To adopt the Incentive Compensation Program; and

          12. To approve the appointment of Arthur Andersen as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     Copies of the Dutch Statutory Annual Accounts, the report of the Management Board and the list of nominees for the Supervisory Board can be obtained free of charge by shareholders and other persons entitled to attend meetings of shareholders of the Company at the offices of the Company at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands; at Kas Associatie N.V., Spuistraat 172, 1012 VT Amsterdam, The Netherlands; and at the Bank of New York, 101 Barclay Street, 22nd Floor West, New York, New York 10286 from the date hereof until the close of the Annual Meeting.

     Holders of registered shares of record at the close of business on April 1, 1999, and holders of the share-certificates to bearer shares are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed.

     REGISTERED SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                             Robert H. Wolfe
                                             Secretary
April 12, 1999

                      CHICAGO BRIDGE & IRON COMPANY N. V.
                                PROXY STATEMENT
                                  MAY 12, 1999

     This proxy statement, which is first being mailed to holders of registered shares on or about April 12, 1999, is furnished in connection with the solicitation of proxies on behalf of the Supervisory Board of Chicago Bridge & Iron Company N.V. ("CB&I" or the "Company"), who ask you to complete, sign, date and mail the enclosed proxy for use at the Annual Meeting of Shareholders to be held May 12, 1999, 2:00 p.m. local time (the "Annual Meeting"), for the purposes set forth in the foregoing notice. Cost of solicitation of proxies will be borne by the Company. Proxies may be solicited personally or by telephone or telefax by certain members of the Supervisory Board and the directors, officers and a few regular employees of the Company and its subsidiaries, without extra compensation.

     Each share of common stock entitles the record holder thereof to one vote on each matter submitted to a vote at the meeting. All shares represented by proxies duly executed and received by the Company within the time indicated on the enclosed proxy (the "Voter Deadline"), will be voted at the meeting or any adjourned session of the meeting in accordance with the terms of the proxies. If no choice is indicated on the proxy, the proxyholders will vote for Messrs. Jennett and Neale and Ms. Williams for Supervisory Directors and for all proposals described in this Proxy Statement.

     A shareholder may revoke a proxy by submitting a document revoking it or by submitting a duly executed proxy bearing a later date prior to the Voter Deadline, or by attending the meeting and voting in person.

     Only shareholders of record of the 11,284,157 registered shares of the Company's common stock, par value NLG 0.01 (the "Registered Shares") outstanding at the close of business on April 1, 1999, and the holders of the 14,011 share-certificates to bearer shares (the "Bearer Shares") (the Registered Shares and the Bearer Shares together, the "Common Stock" or "Shares") are entitled to notice of and to vote at the meeting.

     Abstentions, directions to withhold authority to vote for a director-nominee or to withhold authority to vote for all director-nominees and "broker non-votes" (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such named entity does not possess or choose to exercise its discretionary authority with respect thereto) will be considered present at the meeting but will not be counted to determine the total number of votes cast.

     A copy of the Company's Annual Report on Form 10-K, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Robert H. Wolfe, Secretary, Chicago Bridge & Iron Company N.V., Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands or Investor Relations Department c/o Chicago Bridge & Iron Company, 1501 N. Division Street, Plainfield, IL 60544-8984 USA.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     The general affairs and business of the Company and the board which manages the Company (the "Management Board") are supervised by the Board of Supervisory Directors (the "Supervisory Board") which is appointed by the general meeting of shareholders. The Company's Articles of Association (the "Articles of Association") provide for at least six and no more than 12 Supervisory Directors to serve on the Supervisory Board. Effective March 26, 1997, the size of the Board is eight. Under the law of The Netherlands, a Supervisory Director cannot be a member of the Management Board ("Managing Directors") of the Company. The shareholders have appointed Chicago Bridge & Iron Company B.V. as the Management Board. Executive officers are not Managing Directors of the Company for purposes of Dutch law.

     Members of the Supervisory Board are elected to serve three-year terms, with approximately one-third of such members' terms expiring each year. Members of the Supervisory Board must retire no later than at the general meeting of shareholders held after a period of three years following their appointment, but may be re-elected. Pursuant to the Articles of Association, members of the Supervisory Board may be suspended or dismissed by the general meeting of shareholders. The Supervisory Board may make a proposal to the general meeting of shareholders for the suspension or dismissal of one or more of its members. If such proposal is made by the Supervisory Board, a simple majority vote of the shareholders is required to effect a suspension or dismissal. If no such proposal is made, the general meeting of shareholders by vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the outstanding share capital of the Company (a "Two-thirds Majority of Quorum") is required to effect a suspension or dismissal. The members of the Supervisory Board may receive such compensation as may be authorized by the general meeting.

     As permitted under Dutch law and the Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Supervisory Board, with the candidate receiving the greater number of votes being elected. This means that a nomination by the Supervisory Board is binding on the shareholders unless overridden by a Two-thirds Majority of Quorum.

     Three Supervisory Directors are to be elected to serve until the Annual Meeting of Shareholders in 2002. For one position, the Supervisory Board has proposed the election of J. Charles Jennett or Stephen M. Duffy. For the second position, the Supervisory Board has proposed the election of Gary L. Neale or Kevin C. Yessian. For the third position, the Supervisory Board has proposed the election of Marsha C. Williams or Samuel C. Leventry. Messrs. Jennett and Neale and Ms. Williams are presently members of the Supervisory Board. Mr. Duffy is Vice President-Human Resources and Administration of Chicago Bridge & Iron Company, Mr. Yessian is Vice President-Procurement and Manufacturing of Chicago Bridge & Iron Company and Mr. Leventry is Vice President-Engineering of Chicago Bridge & Iron Company.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR MESSRS. JENNETT AND NEALE AND MS. WILLIAMS.

     Certain information with respect to the nominees for Supervisory Director and the five Supervisory Directors whose terms do not expire this year is as follows:

NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2002:

FIRST POSITION

FIRST NOMINEE

     J. CHARLES JENNETT, 58, has served as a Supervisory Director of the Company since April, 1997. He has served as President of Texas A&M International University since 1996. He was Provost and Vice President of Academic Affairs at Clemson University from 1992 through 1996. Mr. Jennett is a member of the Supervisory Board's Nominating Committee and Corporate Governance Committee.

SECOND NOMINEE

     Stephen M. Duffy, 49, has served as Vice President-Human Resources and Administration of Chicago Bridge & Iron Company since June, 1996. Mr. Duffy was Vice President-Human Resources and Administration of CBI Industries, Inc. from November, 1991, through May, 1996.

SECOND POSITION

FIRST NOMINEE

     GARY L. NEALE, 59, has served as a Supervisory Director of the Company since April, 1997. He is currently President, CEO and Chairman of the Board of NIPSCO Industries, Inc., whose primary business is the distribution of electricity, gas and water through utility companies. Mr. Neale has served as a director of NIPSCO Industries, Inc. since 1991, a director of Northern Indiana Public Service Company since 1989 and a director of Modine Manufacturing Company (heat transfer products) since 1977. Mr. Neale is Chairman of the Supervisory Board's Corporate Governance Committee and a member of the Organization and Compensation Committee.

SECOND NOMINEE

     Kevin C. Yessian, 44, has served as Vice President-Procurement and Manufacturing of Chicago Bridge & Iron Company since July, 1997. Prior to joining the Company, he was President of Indeck Energy Services from May, 1994 to July, 1997. Prior to that, Mr. Yessian was Executive Vice President of Coastal Remediation Company and Vice President of Coastal Chem (both units of The Coastal Company), and was employed for over 20 years by that company and its predecessor company, American Natural Resources Corporation.

THIRD POSITION

FIRST NOMINEE

     MARSHA C. WILLIAMS, 48, has served as a Supervisory Director of the Company since April, 1997. Since May 26, 1998, she has served as Chief Administrative Officer of Crate & Barrel, a specialty retail company. Prior to that, she served as Vice President and Treasurer of Amoco Corporation from December, 1997 to May, 1998 and Treasurer from 1993 to 1997. Ms. Williams is a director of Selected Funds, Davis Funds and Modine Manufacturing Company (heat transfer products). Ms. Williams is a member of the Supervisory Board's Audit Committee and Corporate Governance Committee.

SECOND NOMINEE

     Samuel C. Leventry, 49, has served as Vice President-Engineering of Chicago Bridge & Iron Company since April, 1997. Prior to that, he was Product Manager-Pressure Vessels and Spheres from April, 1995 to April, 1997 and Product Engineering Manager-Special Plate Structures for Chicago Bridge & Iron Company. Mr. Leventry has been employed by Chicago Bridge & Iron Company for over 28 years in various engineering positions.

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2000:

     J. DENNIS BONNEY, 68, has served as a Supervisory Director of the Company since April, 1997. He served as Vice Chairman of the Board of Chevron Corporation from 1987 to 1995. He currently serves as Chairman of the Board of Aeromovel USA and Aeromovel Global Corporation. From 1996 to 1998 he was a director of Alumax Inc. and United Meridian Corporation. Mr. Bonney is Chairman of the Supervisory Board's Audit Committee, and is a member of the Organization and Compensation Committee and the Corporate Governance Committee.

     GERALD M. GLENN, 56, has served as Chairman of the Supervisory Board of the Company since April, 1997. He has been President and Chief Executive Officer of Chicago Bridge & Iron Company since May, 1996 and has been a Managing Director of Chicago Bridge & Iron Company B.V. since March, 1997. Since April, 1994, Mr. Glenn has been a principal in the Glenn Group LLC. From November, 1986 to April, 1994, he served as Group President-Fluor Daniel, Inc. Mr. Glenn is a member of the Supervisory Board's Nominating Committee.

     VINCENT L. KONTNY, 61, has served as a Supervisory Director of the Company since April, 1997. Mr. Kontny was President and Chief Operating Officer of Fluor Corporation from 1990 until September, 1994. He is currently the owner and CEO of the Double Shoe Cattle Company. He has held this position at Double Shoe Cattle Company since 1992. Mr. Kontny is Chairman of the Supervisory Board's Organization and Compensation Committee and is a member of the Audit Committee and the Corporate Governance Committee.

DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2001:

     JERRY H. BALLENGEE, 61, has served as a Supervisory Director of the Company since April, 1997. He has served as President and Chief Operating Officer of Union Camp Corporation since July, 1994 and has served in various other executive capacities and as a member of the Board of Directors of Union Camp Corporation since 1988. He is Chairman of the Supervisory Board's Nominating Committee and a member of the Corporate Governance Committee.

     L. DONALD SIMPSON, 63, has served as a Supervisory Director of the Company since April, 1997. Since December, 1996, Mr. Simpson has served as Executive Vice President of Great Lakes Chemical Corporation. Prior thereto, beginning in 1992, he served in various executive capacities at Great Lakes Chemical Corporation. He is a member of the Supervisory Board's Audit Committee and Corporate Governance Committee.

                            COMMITTEES OF THE BOARD

     The Audit Committee, which held four meetings in 1998, is charged with reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and coordinating the annual internal audit plan with the auditing plan of the independent public accountants. The Committee receives reports from the Company's Internal Audit Department, reviews the annual report to shareholders and the financial statements contained therein, reviews the results of the audit performed by the Company's independent public accountants and acts as liaison between the independent public accountants and the Supervisory Board. The Committee makes recommendations concerning the appointment of the independent public accountants of the Company, the scope of the audit to be performed and the fees to be paid. The Committee is also authorized to audit and monitor the compliance by the Company and its subsidiaries with the laws of the various jurisdictions in which the Company and its subsidiaries conduct business and to report to the Supervisory Board and make recommendations with respect to any problems.

     The Organization and Compensation Committee, which held five meetings in 1998, reviews and makes recommendations concerning compensation philosophy and guidelines for the executive and managerial group of the Company, reviews compensation and benefit programs for employees of the Company and its subsidiaries, compares such programs and compensation against market data and makes recommendations as to modifications, reviews recommendations or actions of management concerning benefit plans, incentive plans, stock option or other stock awards and oversees the administration of such plans, reviews compensation, awards and grants under corporate benefit plans for the Chief Executive Officer, reviews management recommendations concerning compensation for certain other officers, administers the Company's long-term incentive plan and advises as to which key officers of the Company or its subsidiaries should be offered employment and/or termination agreements.

     The Nominating Committee, which held three meetings in 1998, establishes criteria regarding the size and composition of the Supervisory Board and its Committees, recommends criteria relating to tenure and eligibility, identifies, reviews and recommends prospective Supervisory Directors, recommends candidates for the position of Chief Executive Officer, approves the nominees for new positions on the Supervisory Board and vacancies on the Supervisory Board, and advises regarding Supervisory Board compensation. It will consider nominees for Supervisory Director recommended by shareholders. Recommendations must be submitted in writing and addressed to the Chairman of the Nominating Committee, c/o Secretary of the Company, Robert H. Wolfe, Chicago Bridge & Iron Company N.V., Polarisavenue 31, JH 2132 Hoofddorp, The Netherlands, and set forth the name, age, business and residential address, principal occupation, number of shares of Common Stock owned and such other information concerning the nominee as may be requested by the Nominating Committee.

     The Corporate Governance Committee, which held one meeting in 1998, reviews and makes recommendations concerning policies and practices of management relating to corporate governance and responsibilities and is responsible for the internal operations of the Supervisory Board.

INFORMATION REGARDING MEETINGS

     The Supervisory Board held four meetings and acted by consent twice in 1998. Each of the Supervisory Directors attended at least 75% of the meetings of the Supervisory Board and of the committees, if any, of which he or she was a member.

            COMMON STOCK OWNERSHIP BY CERTAIN PERSONS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person (other than management of the Company) known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding stock.

                                NAME AND ADDRESS       AMOUNT AND NATURE OF    PERCENT
TITLE OF CLASS                OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP    OF CLASS
--------------                -------------------      --------------------    --------
Common Stock............    Neuberger Berman, LLC          1,256,941(1)         10.23%
                            605 Third Ave.
                            New York, NY 10158
Common Stock............    Wellington Management          1,170,000(2)         10.03%
                            Company, LLP
                            75 State Street
                            Boston, MA 02109
Common Stock............    Hartford Capital               1,170,000(3)         10.03%
                            Appreciation HLS Fund,
                            Inc.
                            200 Hopmeadow Street
                            Simsbury, CT 06070
Common Stock............    Skyline Asset Management       1,041,800(4)          8.50%
                            L.P.
                            311 South Wacker Drive,
                            Suite 4500
                            Chicago, IL 60606
Common Stock............    Mellon Bank Corporation          917,000(5)          7.86%
                            One Mellon Bank Center
                            Pittsburgh, PA 15258
Common Stock............    David L. Babson and              887,200(6)          7.61%
                            Company Incorporated
                            One Memorial Drive
                            Cambridge, MA 02142-
                            1300

---------------

(1) According to an amended Schedule 13G dated February 10, 1999, filed by Neuberger Berman LLC and it had sole power to vote 954,141 shares of Common Stock and shared power to dispose of 1,256,941 shares of Common Stock.

(2) According to an amended Schedule 13G dated December 31, 1998, filed by Wellington Management Company, LLP and it had shared power to vote and to dispose of 1,170,000 shares of Common Stock.

(3) According to an amended Schedule 13G dated February 9, 1999 filed by Hartford Capital Appreciation HLS Fund, Inc., and it had shared power to vote and to dispose of 1,170,000 shares of Common Stock.

(4) According to a Schedule 13G dated February 12, 1999, filed by Skyline Asset Management L.P. for itself and certain client accounts over which it exercises discretion and it had shared power to vote 1,041,800 shares and shared power to dispose of 1,041,800 shares of Common Stock.

(5) According to a Schedule 13G dated January 26, 1999, by Mellon Bank Corporation for itself and Boston Group Holdings, Inc. and Boston Company Asset Management, Inc. and it had sole power to vote 809,800 shares, sole power to dispose of 813,300 shares and shared power to dispose of 100,200 shares of Common Stock..

(6) According to a Schedule 13G dated January 15, 1999 filed by David L. Babson and Company Incorporated and it had sole power to vote and dispose of 887,200 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned on March 1, 1999, by each Supervisory Director and each nominee to be a Supervisory Director, each named executive officer and by all directors and executive officers as a group.

                                                                            PERCENT OF
                                               SHARES OF COMMON STOCK       OUTSTANDING
                   NAME OF                       BENEFICIALLY OWNED           COMMON
              BENEFICIAL OWNER                 AS OF MARCH 1, 1999 (1)         STOCK
              ----------------                 -----------------------      -----------
Gerald M. Glenn..............................          577,453                  5.0%
Stephen P. Crain.............................           10,235                    *
Stephen M. Duffy.............................           23,292                    *
Robert B. Jordan.............................           31,950                    *
Samuel C. Leventry...........................            4,372                    *
Timothy J. Wiggins...........................          137,024                  1.2%
Robert H. Wolfe..............................           46,300                    *
Kevin C. Yessian.............................            2,670                    *
Jerry H. Ballengee...........................              689                    *
J. Dennis Bonney.............................            4,000                    *
J. Charles Jennett...........................            1,000                    *
Vincent L. Kontny............................            1,000                    *
Gary L. Neale................................            1,000                    *
L. Donald Simpson............................            1,000                    *
Marsha C. Williams...........................            2,000                    *
All directors, nominees for directors and
  executive officers as a group (18 in
  number)....................................          875,789                  7.7%

-------------------------
* Beneficially owns less than one percent of the Company's Common Stock.

(1) Share amounts for individual Supervisory Directors and named executive officers and all directors and officers as a group include shares held pursuant to the CB&I Management Defined Contribution Plan and shares held by immediate family members.

(2) Excludes shares which are subject to presently exercisable stock options under the Company's Stock Purchase Plan which will be exercised pursuant to that plan on April 1, 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Supervisory Directors, Executive Officers and persons who own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock (Forms 3, 4 and 5) with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Supervisory Directors, Executive Officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge based solely on its review of the copies of such reports received by it and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1998, its Supervisory Directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                                                         LONG TERM COMPENSATION
                                                   ANNUAL          -----------------------------------
                                                COMPENSATION                AWARDS             PAYOUTS
                                             ------------------    ------------------------    -------
               (A)                   (B)       (C)        (D)                       (G)          (H)          (I)
                                                                      (F)        SECURITIES
                                                                   RESTRICTED    UNDERLYING
                                                                     STOCK        OPTIONS/      LTIP       ALL OTHER
                                             SALARY      BONUS      AWARD(S)      SARS (#      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR    ($)(1)     ($)(2)       ($)(3)       SHARES)        ($)         ($)(4)
---------------------------          ----    ------     ------     ----------    ----------    -------    ------------
Gerald. M Glenn,.................    1998    420,000    330,000            0       51,200      73,935      1,268,993
  Chairman of the Supervisory        1997    400,000    155,000            0       92,094          --      8,640,347
  Board; President, Chief            1996    230,770    469,500            0            0          --         26,094
  Executive Officer and Chairman
  of Chicago Bridge & Iron
  Company; and Managing Director
  of Chicago Bridge & Iron
  Company B.V.
Robert B. Jordan,................    1998    250,082    140,000      275,000       70,500      29,745        121,448
  Vice President -- Operations of    1997         --         --           --           --          --             --
  Chicago Bridge & Iron Company;     1996         --         --           --           --          --             --
  and Managing Director of
  Chicago Bridge & Iron Company
  B.V.
Stephen M. Duffy,................    1998    171,210     59,924            0        5,800       8,314         66,418
  Vice President -- Human            1997    160,000     30,000            0       11,160          --        366,246
  Resources and Administration of    1996     89,230    219,129            0            0          --         10,362
  Chicago Bridge & Iron Company
Timothy J. Wiggins,..............    1998    242,008    125,000            0       12,300      17,932        318,578
  Vice President and Chief           1997    220,012     75,000            0       21,489          --      2,057,273
  Financial Officer of Chicago       1996     59,230     50,000            0            0          --         55,026
  Bridge & Iron Company; and
  Managing Director of Chicago
  Bridge & Iron Company B.V.
Robert H. Wolfe,.................    1998    187,252     65,538            0        8,600      12,251        116,668
  Secretary of the Company; Vice     1997    175,000     35,000            0       17,094          --        721,090
  President, General Counsel and     1996     16,827     25,000            0            0          --              0
  Secretary of Chicago Bridge &
  Iron Company; and Secretary of
  Chicago Bridge & Iron Company
  B.V.

-------------------------
(1) Salary paid in 1996 for actual period of employment by the Company: Mr. Glenn -- May 27, 1996; Mr. Duffy -- June 1, 1996; Mr. Wiggins -- September 16, 1996; and Mr. Wolfe -- November 18, 1996. Salary paid in 1998 for actual period of employment by the Company: Mr. Jordan -- February 9, 1998.

(2) Bonus amounts include payments under the Company's Senior Management Incentive Program effective only during 1996 and under the Company's 1996 Management Incentive Compensation Program which was replaced in 1997 by the Incentive Compensation Plan (as described under the caption "Organization and Compensation Committee Report on Executive Compensation").

(3) Restricted stock awards are valued at the closing price on the date of grant. Participants receive dividends on the Restricted Stock reported in this column. Restricted stock awards vest in four equal annual installments starting in September, 1999. The number and value of the aggregate restricted stock holdings at the end of the last completed fiscal year, based on the NYSE composite closing price of $12.1875/share on December 31, 1998, for each named executive officer who held such shares is: Mr. Jordan, 25,000, $304,687.

(4) The compensation reported for 1996 includes payments under various compensation plans and other employment arrangements in effect at the time CBI Industries was acquired by Praxair, Inc. ("Praxair") which became payable because of such acquisition totaling $7,568 for Mr. Duffy.

     The compensation reported for 1998 represents (a) the value of shares of Common Stock reallocated to each named executive officer resulting from forfeitures of other Participants pursuant to the Management Plan (as described below), (b) contributions pursuant to the Chicago Bridge & Iron Savings Plan (the "401(k) Plan") allocated to the executive officer's account, (c) the cost of allocations to each executive officer's account in a benefit restoration plan (described under the caption "Pension and other retirement benefits") for allocations pursuant to the 401(k) Plan which otherwise exceed the maximum limit imposed upon such plan by the Internal Revenue Code of 1986, as amended (the "Code"), and (d), reimbursement for moving and relocation expenses. For 1998, those four amounts, expressed in the same order identified above, for each named executive officer are as follows: Gerald M. Glenn, $1,217,312, $14,400, $37,281, $0; Robert B.
     Jordan $0, $14,400, $7,408, $99,640; Stephen M. Duffy $48,348, $14,400,
     $3,670, $0; Timothy J. Wiggins $290,123, $14,400, $14,055, $0; Robert H.
     Wolfe $96,708, $14,400, $5,560, $0.

MANAGEMENT PLAN

     The Company has established the Chicago Bridge & Iron Management Defined Contribution Plan (the "Management Plan").The Management Plan is not qualified under Section 401(a) of the Code and each participant's account is treated as a separate account under Section 404(a)(5) of the Code. The designation of participants, the amount of Company contributions, and the amount allocated to individual participants was determined by the Management Board. Restrictions on the Management Plan shares lapse on March 27, 2000, for all participants (except with respect to one participant whose restrictions lapsed January, 1999). Dividends are payable to the participants during that period.

     As an incentive to increasing the long-term value of the Company, Mr. Glenn had an agreement with Praxair, and Messrs. Duffy, Wiggins, and Wolfe have agreements with CB&I, whereby each received special compensation related to the initial public offer of the Company by Praxair, in March, 1997 (the "IPO"), in the amounts of 462,835, 18,383, 110,298, and 36,766 shares of Common Stock, respectively. Each of such officers, along with a group of approximately 48 other key management employees, are participants in the Management Plan. In fulfillment of Praxair's commitment, upon consummation of the IPO, the Company made a contribution to the Management Plan in the form of 925,670 shares of Common Stock.

EMPLOYEE STOCK PURCHASE PLAN

     The Company has adopted a broad-based employee stock purchase plan (the "Stock Purchase Plan") intended to qualify under Section 423 of the Code. Pursuant to the Stock Purchase Plan, each employee, including executive officers, electing to participate is granted an option to purchase shares of Common Stock on a specified future date at 85% of the fair market value of such shares on the date of purchase. During specified periods preceding such purchase date, a percentage of participating employees' after-tax pay is withheld and used to purchase as many shares of Common Stock as such funds allow at the discounted purchase price.

LONG-TERM COMPENSATION

     The Company has adopted the Chicago Bridge & Iron Long-Term Incentive Plan (the "Incentive Plan") for its executive officers, other management employees and Supervisory Directors, which is a so-called "omnibus" plan. The Incentive Plan allows the Company to provide long-term compensation in the following forms: non-qualified options to purchase shares of Common Stock; qualified "incentive" options to purchase shares of Common Stock; restricted shares of Common Stock; "performance shares," paying out a variable number of shares of Common Stock depending on goal achievement; and "performance units," which would be cash payments based on either the value of the Common Stock or appreciation in the price of the Common Stock upon achievement of specific financial goals. Selection of participating employees and the number of options to be granted are subject to the approval of the Organization and Compensation Committee of the Supervisory Board.

     The exercise price of all options granted under the Incentive Plan may not be less than the fair market value of the stock subject to the option on the date the option is granted. Options are exercisable in accordance with the terms set forth in individual award agreements. The expiration date of each option shall not exceed 10 years from the date of grant.

     Awards of restricted stock shall be subject to a period of restriction during which the transfer shall be limited. Such restrictions shall lapse based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Organization and Compensation Committee.

     Each performance unit shall have an initial value that is established by the Organization and Compensation Committee at the time of grant. Holders of performance units and shares shall be entitled to receive a payout on the number and value of performance units and shares, based on the achievement during the performance period of specified performance goals.

     In the event of a change in control (as defined in the Incentive Plan), unless otherwise prohibited under applicable law, all options shall become immediately exercisable, the restriction period imposed on any restricted stock award shall lapse and the payout opportunities attainable under all outstanding awards of restricted stock, performance units and shares shall be deemed to have been fully earned for the entire performance period.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants and exercises pursuant to the Incentive Plan during the fiscal year 1998 to and by the executive officers named in the Summary Compensation Table above, and the value of the options held by such persons at the end of fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              GRANT DATE
                                    INDIVIDUAL GRANTS                                            VALUE
------------------------------------------------------------------------------------------   -------------
                (A)                       (B)            (C)           (D)         (E)            (F)
                                       NUMBER OF
                                      SECURITIES      % OF TOTAL
                                      UNDERLYING     OPTIONS/SARS   EXERCISE
                                     OPTIONS/SARS     GRANTED TO     OR BASE                  GRANT DATE
                                        GRANTED      EMPLOYEES IN     PRICE     EXPIRATION   PRESENT VALUE
               NAME                  (# SHARES)(1)   FISCAL YEAR    ($/SHARE)      DATE         ($)(2)
               ----                  -------------   ------------   ---------   ----------   -------------
Gerald M. Glenn....................     51,200          21.2%        $13.125     7/30/08       $233,984
Robert B. Jordan...................     50,000          20.7%          15.00      2/9/08        260,000
                                        20,500           8.5%         13.125     7/30/08         93,685
Stephen M. Duffy...................      5,800           2.4%         13.125     7/30/08         26,506
Timothy J. Wiggins.................     12,300           5.1%         13.125     7/30/08         56,211
Robert H. Wolfe....................      8,600           3.6%         13.125     7/30/08         39,302

-------------------------
(1) All options were granted at market value. The 50,000 options granted to Mr. Jordan are exercisable after February 9, 2001, at the earliest, subject to achievement of a cumulative earnings per share for the three-year period from 1997 to 1999 of at least $6.25 per share of Common Stock (excluding the pretax charge of $16.7 million relating to the implementation of the Management Plan). If the performance criterion is not met, then the option will become exercisable on the February 9 after which such goal, compounded an additional 15% per year, is achieved as of the end of a subsequent fiscal year. If the performance criterion is not met, then the options become exercisable on February 9, 2003. All other options granted, including options granted to Mr. Jordan, vest 25% per year starting July 30, 1999. Each option will terminate and cease to be exercisable if the Participant's employment with the Company terminates for any reason other than death, retirement, disability or dismissal for the convenience of the Company (other than involuntary termination of employment for willful misconduct or gross negligence).

(2) The estimated grant date present value reflected in the above table for all options, other than the grant of 50,000 options to Mr. Jordan, is determined using the following Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) an exercise price of the option of $13.125 equal to the fair market value of the underlying stock on the date of grant; (b) an interest rate of 5.46% that represents the interest rate on a U.S. treasury security with a maturity date corresponding to that of the option term; (c) volatility of 37.70% calculated using daily stock prices for the twelve months prior to the date of grant; (d) dividends at the rate of $0.24 per share, representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; (e) an approximately 11.10% reduction to reflect the probability of forfeiture due to termination prior to vesting and approximately 12.58% reduction to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date; and (f) an option term of ten years. The ultimate values of options will depend on the future market price of Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

     The estimated grant date present value reflected in the above table for the grant of 50,000 options to Mr. Jordan is determined using the following Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (a) an exercise price of the option of $15.00 equal to the fair market value of the underlying stock on the date of grant; (b) an interest rate of 5.29% that represents the interest rate on a U.S. treasury security with a maturity date corresponding to that of the option term; (c) volatility of 35.42% calculated using daily stock prices for the twelve months prior to the date of grant; (d) dividends at the rate of $0.24 per share, representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; (e) an approximately 11.10% reduction to reflect the probability of forfeiture due to termination prior to vesting and approximately 13.32% reduction to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date; and (f) an option term of ten years. The ultimate values of options will depend on the future market price of Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                (A)                        (B)                 (C)                (D)
                                                                               NUMBER OF               (E)
                                                                              SECURITIES             VALUE OF
                                                                              UNDERLYING           UNEXERCISED
                                                                              UNEXERCISED          IN-THE-MONEY
                                                                            OPTIONS/SARS AT        OPTIONS/SARS
                                                                              FY-END (#)          AT FY-END ($)
                                                                            ---------------      ----------------
                                     SHARES ACQUIRED          VALUE          EXERCISABLE/          EXERCISABLE/
               NAME                  ON EXERCISE (#)       REALIZED($)       UNEXERCISABLE       UNEXERCISABLE(1)
               ----                  ---------------       -----------       -------------       ----------------
Gerald M. Glenn....................  0                         NA                   0/                 0/0
                                                                               143,294
Robert B. Jordan...................  0                         NA                   0/                 0/0
                                                                                70,500
Stephen M. Duffy...................  0                         NA                   0/                 0/0
                                                                                16,960
Timothy J. Wiggins.................  0                         NA                   0/                 0/0
                                                                                33,789
Robert H. Wolfe....................  0                         NA                   0/                 0/0
                                                                                25,694

-------------------------
(1) Value is based on the NYSE composite closing price of $12.1875/share on December 31, 1998.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     In 1998, under the Chicago Bridge & Iron Long-Term Incentive Plan, target awards were allocated one third for each year beginning in the fiscal year 1998. Target awards are subject to adjustment based upon measurement of earnings per share for each fiscal year in which the measurement of performance is made.

                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                                                           NON-STOCK PRICE-BASED PLANS
                                                                        ---------------------------------
                (A)                                         (C)            (D)         (E)         (F)
                                            (B)         PERFORMANCE
                                         NUMBER OF        OR OTHER
                                       SHARES, UNITS    PERIOD UNTIL
                                         OR OTHER        MATURATION     THRESHOLD     TARGET     MAXIMUM
               NAME                     RIGHTS (#)       OR PAYOUT      ($ OR #)     ($ OR #)    ($ OR #)
               ----                    -------------    ------------    ---------    --------    --------
Gerald M. Glenn....................       16,900            1998         2,816.5      5,633      8,449.5
                                                            1999         2,816.5      5,633      8,449.5
                                                            2000         2,816.5      5,633      8,449.5
Robert B. Jordan...................        6,800            1998         1,133        2,266      3,399
                                                            1999         1,133        2,266      3,399
                                                            2000         1,133        2,266      3,399
Stephen M. Duffy...................        1,900            1998           316.5        633        949.5
                                                            1999           316.5        633        949.5
                                                            2000           316.5        633        949.5
Timothy J. Wiggins.................        4,100            1998           683        1,366      2,049
                                                            1999           683        1,366      2,049
                                                            2000           683        1,366      2,049
Robert H. Wolfe....................        2,800            1998           466.5        933      1,399.5
                                                            1999           466.5        933      1,399.5
                                                            2000           466.5        933      1,399.5

     Actual performance against the performance goal for the fiscal year period ended December 31, 1998 has been determined and the stock earned has been allocated. (See Summary Compensation Table -- LTIP -- Payouts).

PENSION AND OTHER RETIREMENT BENEFITS

     Effective January 1, 1997, the Company adopted the Chicago Bridge & Iron Savings Plan (the "401(k) Plan"), a tax qualified defined contribution pension plan for eligible employees, including, but not limited to, the named executive officers. Such plan consists of a typical voluntary pretax salary deferral feature under Section 401(k) of the Code; a dollar-for-dollar Company matching contribution applicable to such employee deferrals, up to 3% of a participating employee's considered earnings; a basic additional Company contribution of 5% of each participating employee's considered earnings; and an additional discretionary Company profit-sharing contribution. The 401(k) Plan provides that the Company may, at the discretion of management, make certain of its matching contributions or additional discretionary profit sharing contributions in a uniform manner in the form of either cash or shares of Common Stock.

     The 401(k) Plan substantially replaced the CBI 401(k) Pay Deferral Plan and the CBI Pension Plan, each adopted by the Company's former parent, CBI Industries, Inc. The CBI Pension Plan (the "Pension Plan") was non-contributory and covered substantially all salaried employees and certain hourly employees of the Company and its participating subsidiaries. Since December 31, 1996, no employees of the Company participated in the Pension Plan who were not already participants as of December 31, 1996. No further benefits will accrue under the provisions of the Pension Plan's normal benefit formulas for employees participating as of December 31, 1996. Instead, benefits accrued as of that date will be computed and increased at a rate of 5% per year (not compounded) or fraction thereof of continuing service, to a maximum of three additional years. The December 31, 1996, accrued pension benefit was based on credited service and average earnings over the high three consecutive year period and is subject to an offset adjustment for each individual for primary social security benefits and a portion of the value of benefits under the terminated CBI Salaried Employee Stock Ownership Plan (1987) previously sponsored by CBI Industries, Inc. The estimated annual benefit payable upon retirement at normal retirement age for each of the named executive officers who participate in the plan is:
Stephen M. Duffy, $9,156.

     The Code limited the compensation used to determine benefits under the 401(k) Plan to $160,000 for 1998. Chicago Bridge & Iron Company adopted the Chicago Bridge & Iron Company Excess Benefit Plan through which it contributes benefits which would be paid under the 401(k) Plan in the absence of the IRS limit. Such contributions are paid into a trust, with an independent trustee, established for this purpose.

COMPENSATION OF DIRECTORS

     Supervisory Directors who were not employees of the Company received an annual retainer of $20,000, paid in quarterly installments, and $1,500 for attendance at each Supervisory Board meeting, as well as an annual grant of options to purchase 500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the time of the grant. Supervisory Directors who were chairpersons of committees receive an additional annual retainer of $3,000. Those who serve on Supervisory Board Committees receive $1,000 for each Committee meeting attended. Supervisory Directors may elect to receive their compensation in Common Stock and may elect to defer their compensation. In addition, a Supervisory Director may direct that up to 8% of his or her director's fees be applied to purchase shares of Common Stock at 85% of the closing price per share of Common Stock on the New York Stock Exchange on the first trading day following the end of each calendar quarter. Such stock is delivered either at the time of purchase or at a specified future date. Supervisory Directors who are full-time employees of the Company receive no compensation for serving as Supervisory Directors.

TERMINATION AND EMPLOYMENT AGREEMENTS

     The Company and Messrs. Duffy, Wiggins and Wolfe entered into change of control severance agreements each providing that, in the event of a termination of their respective employment with the

Company (other than by reason of the employee's willful misconduct or gross negligence) or a significant reduction in their respective responsibilities, salary or benefits or a substantive change in the respective location of their employment, within the two-year period following a change of control of the Company, each will receive a special lump-sum payment following separation equal to $240,000, $1,000,000 and $750,000, respectively. In addition, upon termination for any reason (other than by reason of the employee's willful misconduct or gross negligence) during the six-month period prior to a change of control, each employee will be entitled to receive a special lump-sum payment (in the amount previously set forth) minus the gross amount of any severance payments otherwise paid to such employee, within ten days following a change of control. Each employee who receives a special lump-sum payment is also entitled to receive outplacement services at the expense of the Company. The agreements provide that the Company will pay an amount necessary to reimburse each employee, on an after-tax basis, for any excise tax due under Section 4999 of the Code, as a result of such payment being treated as a "parachute payment" under Section 280G of the Code. The receipt by each employee of any of the amounts payable pursuant to the agreements is contingent upon the employee's execution of a release of claims in favor of the Company. A change of control for purposes of such agreements is deemed to occur if, other than in connection with the IPO, (i) any person or group of persons other than Praxair or one of its subsidiaries becomes the beneficial owner of 25% or more of the total voting power of the Company's or any such subsidiary's outstanding securities, (ii) upon consummation of any merger or other business combination of the Company or any subsidiary with or into another person pursuant to which the shareholders of the Company or any such subsidiary do not own, upon consummation of such combination, more than 50% of the voting power and value of the stock of the surviving person, or (iii) if, during any period of two years or less, a majority of the members of the Company's Supervisory Board changes and new members were not nominated by at least 75% of the Supervisory Directors then still in office who were Supervisory Directors at the beginning of such period.

     In addition, the Company has entered into employment arrangements with Messrs. Glenn, Jordan, Wiggins and Wolfe to serve the Company as President and Chief Executive Officer, Vice President -- Operations, Vice
President -- Treasurer and Chief Financial Officer, and Vice
President -- General Counsel and Secretary, respectively. Pursuant to these arrangements, Mr. Glenn's base salary is $400,000 per year, Mr. Jordan's base salary is $265,000 per year, Mr. Wiggins' base salary is $220,000 per year and Mr. Wolfe's base salary is $175,000 per year. Such arrangements do not establish any required term of employment. The arrangements provide for, among other things, participation in Company bonus and incentive compensation programs, lump-sum payments, in the amounts specified above, and in the case of Mr. Jordan, $1,000,000, in the event of termination (or a significant reduction in levels of responsibility) within two years of a sale of the Company and, except for Mr. Jordan, for a special stock-based compensation award relating to the IPO (as described under the caption "Management Plan"). Each employee is also entitled to participate in the Company's relocation program and to receive either an automobile allowance of $500 per month or the use of a Company-owned vehicle.

                    ORGANIZATION AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

COMMITTEE ROLE IN OVERSEEING EXECUTIVE COMPENSATION POLICY

     The Company's Organization & Compensation Committee (the "Committee") consists of three members of the Supervisory Board of the Company (the directors of the Company elected by its public shareholders) who are not current or former employees of the Company and who have no "interlocking" relationships, as defined by the United States Securities and Exchange Commission (SEC).

     A primary role of the Committee is to determine and oversee the administration of compensation for the Company's executive officers. The Committee approves the design of, assesses the effectiveness of, and administers, reviews and approves all salary arrangements and other remuneration for executives and evaluates executive performance.

     During the 1998 fiscal year the Committee restated its policy for executive compensation, as described below. The Committee also made certain compensation decisions for the Company's 1998 fiscal year as likewise described below.

COMPENSATION PHILOSOPHY

     The Company is committed to increasing shareholder value by growing its business in the global marketplace. The Company seeks to ensure that the Company's compensation policies and practices are used effectively to support the achievement of the Company's short- and long-term business objectives.

     The Company's overall compensation philosophy is to remain competitive with comparable companies while focusing on performance-based compensation. This philosophy is premised on the fact that the Company must compete with a wide variety of construction, engineering and related firms in order to attract and develop a pool of talented employees. The philosophy also acknowledges the need to focus employees on the Company's financial performance. The Company's compensation philosophy includes the following factors:

     -  Programs that will attract new talent and retain key people;

     -  Competitive pay with significant focus on incentive compensation;

     - Equity compensation for top managers to motivate value creation for all shareholders; and

     - Plans with a higher percentage of pay "at-risk" (based on performance) than typical marketplace practices.

     In evaluating competitive practices, the Company considers competitive market data provided by an independent compensation consultant, Hewitt Associates LLC of Lincolnshire, Illinois. The data provided compare the Company's compensation practices to a group of "comparator" companies. These are companies that tend to have national and international business operations and similar employment levels and lines of business, and also include companies operating in the same geographic areas and competing for management employees in the same areas of expertise as the Company. The Committee reviews and approves the selection of comparator companies based on its assessment of the comparability of the above factors.

     The companies chosen for the comparator group used for compensation purposes generally are not the same companies which comprise the peer group index in the Performance Graph included in this Proxy Statement. Considering the factors described above, the Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns.

     The four key elements of the Company's executive compensation are base salary, annual incentives, long-term compensation, and benefits. These key elements are addressed separately below. In determining compensation, the Committee considers all elements of an executive officer's total compensation package.

BASE SALARIES

     The Committee regularly reviews each executive officer's base salary. Base salaries are targeted at approximately the 50th percentile of the compensation data supplied by Hewitt on the comparator companies. Base salaries for executive officers are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity within the Company, and external pay practices.

     Base salaries provide the underlying level of compensation security to executives and allow the Company to attract competent executive talent and maintain a stable management team. Base salaries also allow executives to be rewarded for individual performance based on the Company's evaluation process. Base salary increases for individual performance reward executives for achieving goals that may not be immediately evident in common financial measurements.

     Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values; safety; continuing educational and management training; improving quality; developing relationships with clients, suppliers, and employees; demonstrating leadership abilities among coworkers; and other goals. Overall, executive salaries were increased in 1998 at a rate comparable to the increases provided at other companies and are near median market levels.

     In 1998, Mr. Glenn received an increase in his rate of base salary of $20,000 per year, or an increase of 5% to his base rate of $400,000 per year. This increase was based on an evaluation of Mr. Glenn's performance, considered in light of the above described factors, and individual performance goals set for him by the Committee. He actually received total base salary payments of $420,000 as reflected in the Summary Compensation Table on page 8.

ANNUAL INCENTIVES

     The Company adopted an Incentive Compensation Plan (the "Bonus Plan") which took effect in fiscal 1997. The Bonus Plan is an annual short-term incentive plan covering a group consisting of the executive officers of the Company and its principal operating subsidiaries, and other designated key management employees. The Bonus Plan is based on the annual operating plan of the Company, arrived at as a result of discussion and analysis of the business plans within the major divisions of the Company. Payment of bonuses is based on attaining a specific goal of operating income, and other factors described below, and is payable following the end of the fiscal year. The operating income goal and other goals will be set from year to year, at the beginning of each year (subject to modifications relating to extraordinary events), upon management's recommendation and approval by the Company's Supervisory Board.

     For 1998, under the Bonus Plan, a target bonus was established for each participating employee at the beginning of the year based on position, responsibilities and grade level. The bonus could be earned from three sources -- achievement of the corporate operating income goal, achievement of a cash management goal, and achievement of individual performance goals. A percentage of target bonus opportunity was allocated to each bonus source. The individual performance bonus was determined by the management's evaluation, or in the case of the CEO, the Committee.

     For fiscal 1998, Mr. Glenn and the Company's other executive officers received bonus payments pursuant to the Bonus Plan. Mr. Glenn received a bonus payment of $330,000. Mr. Glenn's bonus payment was slightly above his target bonus and reflects the achievement of the corporate operating objectives for 1998. In 1998, Mr. Glenn's annual bonus payment represented 79% of his base salary as is reflected in the Summary Table on page 8, and depending on achievement of the respective goals under the Plan, could have ranged from 0% to 114% of his base pay. Mr. Glenn's bonus is somewhat above the median of annual incentive compensation paid other executives at comparator companies for 1998.

LONG-TERM INCENTIVES

     In keeping with the Company's commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise a significant portion of an executive's total compensation package. The Committee's objective is to provide executives with long-term incentive award opportunities that are at or above the median of comparator companies, with the actual realization of the opportunity dependent on the degree of achieving the performance or other conditions of the award.

     Long-term incentives are provided pursuant to the Company's Long-Term Incentive Plan ("Incentive Plan"). When awarding long-term incentives, the Committee considers executives' levels of responsibility, prior experience, historical award data, various performance criteria, and compensation practices at comparator companies. The three long-term incentives awarded in 1998 were stock options, Performance Shares, and Restricted Stock Units.

     Stock options are granted under the Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options generally have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term, identification with shareholders' interests, and encourages equity ownership in the Company. Stock options granted in 1998 under the Incentive Plan become exercisable beginning July 30, 1999, at a rate of 25% of such options on such date, and an additional 25% on July 30 of each of the following three years.

     Performance Shares are granted under the Incentive Plan subject to specific Company performance goals set by the Committee and made a part of each participant's grant, to be achieved over a defined Performance Period, and which determine the number of Performance Shares actually to be earned and issued to a participant. Accordingly, Performance Shares are issued and the award has value only to the extent the performance goals are achieved. Performance goals are generally set to achieve the same objectives of creation of long-term shareholder value as in the case of stock options, with an additional focus on the specific performance goal utilized.

     Participants were granted a "target" number of Performance Shares to be earned based on the compound growth of Company earnings per share (EPS) as compared to fiscal year 1997 results, at a rate of one-third (1/3) of the total target for each of fiscal years 1998, 1999 and 2000. Such target Performance Shares, or a portion thereof ranging from a minimum of 0% to a maximum of 150% of such target, will be earned for each of such fiscal years if the compound growth in EPS over the 1997 fiscal year falls in a specified range.

     Restricted Stock Shares or Restricted Stock Units may be awarded under the Incentive Plan under conditions of vesting and/or performance set by the Committee. Units are carried as a bookkeeping unit of the Company until the achievement of the required vesting or performance conditions, after which actual shares of the Common Stock are issued to the respective participant.

     Restricted Stock Units awarded during 1998 under the Incentive Plan become vested beginning on the first anniversary of the award at a rate of 25% of such units on such date and an additional 25% on each of the next three successive anniversary dates of the award.

     In 1998, Mr. Glenn received options to purchase 51,200 shares with an exercise price of $13.125, and an award of 16,900 Performance Shares, both of which were granted in accordance with the conditions described above, and as detailed in the table on pages 10 and 12. The size and estimated value of such grant and award is above the median of comparator companies. Mr. Glenn currently owns or has beneficial ownership of 577,453 shares of the Common Stock, as shown on page 7. This equity interest provides an appropriate link to the interests of shareholders.

     In addition, after extensive study and discussion by the Committee, including consideration of a presentation of survey data by Hewitt Associates, the Committee determined in July, 1998 that stock options initially granted in 1997 under the Plan, in the form granted, were no longer providing a sufficiently fair and competitive level of incentive for performance by, and retention of, key management employees. The Committee reached this determination in light of the current competitive environment in which the Company is operating, and the Company's stock price and earnings levels relative to the option exercise price and performance vesting conditions set in the options. Accordingly, under the power afforded the Committee under the Plan, all outstanding options granted in 1997 and held by active employees as of July, 1998 were amended so that, instead of such options vesting on the ninth (9(th)) anniversary of the date of grant in the absence of achieving the performance vesting conditions, such options would vest on the fifth (5(th)) anniversary of the date of grant. The 92,094 options granted to Mr. Glenn in 1997 were amended accordingly, along with those granted to all other employees.

BENEFITS

     In general, benefits provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. The benefits offered by the Company to key executives are generally those offered to the general employee population with some variation to promote replacement of benefit opportunities lost to regulatory limits, as discussed on page 13.

INTERNAL REVENUE CODE 162(M) CONSIDERATIONS

     Section 162(m) of the U.S. Internal Revenue Code of 1986 ("code") provides that compensation in excess of $1,000,000 annually for any of the five most highly-paid executive officers will not be deductible for purposes of U.S. corporate income taxes unless it is "performance-based" compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee's primary obligation is to promote, recognize and reward performance which increases shareholder value, and accordingly will continue to rely on performance-based compensation programs which are designed to achieve that goal. The Committee believes that all compensation paid in respect of 1998 and earlier years was deductible, primarily because the aggregate amount of such compensation for each executive officer was below the $1 million threshold under
Section 162(m). The Supervisory Board has recommended that the Company's shareholders approve a new Incentive Compensation Program and a new 1999 Long-Term Incentive Plan that will permit the Company to provide annual bonuses, stock options and other awards to its executive officers in a form that should qualify as deductible performance-based compensation. See "Item 10 -- Adoption of the Chicago Bridge & Iron 1999 Long-Term Incentive Plan" and "Item 11 -- Adoption of Incentive Compensation Program." Certain compensation paid in 1999 and in future years pursuant to the Company's existing Bonus Plan and Long-Term Incentive Plan may not be deductible to the extent such compensation causes the $1,000,000 threshold to be exceeded for any of Company's five highest paid executive officers. The Committee intends to give appropriate consideration to the requirements of Section 162(m) in the operation of the Plan and Program, but will also exercise its discretion to determine, according to the best overall interests of the Company, whether to satisfy such requirements.

CONCLUSION

     The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit.

     We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

Vincent L. Kontny (Chairman)
J. Dennis Bonney
Gary L. Neale

                            STOCK PERFORMANCE CHART

     The Stock Performance Chart below shall not be deemed incorporated by reference by a general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. There can be no assurance that the Common Stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make or endorse any predictions as to future performance of the Common Stock.

     The chart below compares the cumulative total shareholder return on the Common Stock from the date of the IPO to the end of the last fiscal year with the cumulative total return on the Russell 2000 Index and the Dow Jones Heavy Construction Industry Index ("Peer Group Index") for the same period. The comparison assumes $100 was invested in the Common Stock, the Peer Group Index and the Russell 2000 Index on March 27, 1997, and reinvestment of all dividends.

                          COMPARISON OF TOTAL RETURNS
         VALUE FOR EACH ONE HUNDRED DOLLARS INVESTED ON MARCH 27, 1997
           (GAINS IN STOCK PRICE, DIVIDENDS AND REINVESTED DIVIDENDS)


              -------------------------------------------------------------------------------
                                                       03/27/97   12/31/97   12/31/98
              -------------------------------------------------------------------------------
               Chicago Bridge & Iron Company N.V.      $100.00    $ 91.14    $ 69.59
              -------------------------------------------------------------------------------
               Peer Group Index                        $100.00    $ 83.28    $ 86.74
              -------------------------------------------------------------------------------
               Russell 2000 Index                      $100.00    $129.01    $125.40
              -------------------------------------------------------------------------------

                                     ITEM 2

                          APPROVAL OF ANNUAL ACCOUNTS

     At the Annual Meeting, the shareholders will be asked to authorize the preparation of the annual accounts and annual report in the English language and to adopt the Dutch Statutory Annual Accounts of the Company for the fiscal year ended December 31, 1998 (the "Annual Accounts"), as required under Dutch law and the Articles of Association. Copies of the Annual Accounts, the report of the Management Board and the list of nominees for the Supervisory Board can be obtained free of charge by shareholders and other persons entitled to attend meetings of shareholders of the Company at the offices of the Company at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands; at Kas Associatie N.V. Spuistraat 172,

1012 VT Amsterdam, The Netherlands; and at the Bank of New York, 101 Barclay Street, 22nd Floor West, New York, New York 10286 USA from the date hereof until the close of the Annual Meeting.

     The Annual Accounts are prepared in accordance with Dutch law and International Accounting Standards ("IAS"). However, the Annual Accounts are substantially similar to the Financial Statements contained in the Company's 1998 Annual Report to Shareholders (the "Annual Report") accompanying this Proxy Statement, which were prepared in accordance with generally accepted accounting principals in the United States ("U.S. GAAP"). The Annual Accounts contain certain disclosures not required under U.S. GAAP. In addition, the Management Report required by Dutch law, although substantially similar to the Management's Discussion and Analysis of Financial Conditions and Results of Operations included in the Annual Report, also contains information included in the Company's Annual Report on Form 10-K and other information required by Dutch law.

     Under Dutch law and the Articles of Association, adoption of the Annual Accounts by the shareholders discharges the members of the Management Board and the Supervisory Board from liability in respect of the exercise of their duties during the financial year concerned, unless an explicit reservation is made by the Annual Meeting and without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy. Under the law of The Netherlands, this discharge from liability does not extend to matters not disclosed to shareholders.

     The affirmative vote of a majority of the votes cast at the meeting is required to adopt the Annual Accounts.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE ANNUAL ACCOUNTS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 3

                            DISTRIBUTION OF PROFITS
                       (in thousands, except share data)

     The Company's Articles of Association provide that "from the profits appearing from the annual accounts as adopted, such an amount shall be reserved by the Company as shall be determined by the management board which resolution requires the approval of the supervisory board. The profits remaining after
(such) reservation ... are at the disposal of the general meeting for distribution on the shares equally and proportionally and/or reservation." As permitted under the Company's Articles of Association, interim dividends were paid in 1998 on June 30, September 30 and December 30 and in 1999 on March 30 ("interim dividends").

     It is proposed that the shareholders approve the distribution of 1998 profits in the amount of $0.24 per share of Common Stock ($2,839) paid as interim dividends, and a transfer of the balance of the profits to retained earnings. The Company's financial statements reflect $2162 in interim dividends paid to shareholders as of December 31, 1998. The balance of 1998 profits was transferred to retained earnings, including $677 which was paid to shareholders as an interim dividend subsequent to year end.

     The affirmative vote of a majority of the votes cast at the meeting is required to approve the distribution of profits.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DISTRIBUTION OF PROFITS IN THE FORM OF INTERIM DIVIDENDS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 4

      CANCELLATION OF SHARES HELD BY THE COMPANY IN ITS OWN SHARE CAPITAL

     Under Dutch law and the Articles of Association, the Company may hold no more than 10% of its issued share capital. At April 1, 1999, the Company held 1,233,395 shares (or 9.85%) of its issued share capital. Upon the resolution of the general meeting of shareholders, the Company will cancel those shares, or such smaller number of shares as will be held by the Company in its own share capital on the date such resolution will become effective.

     The Management Board believes it is in the best interests of the shareholders that it have the authorization to acquire additional issued shares on behalf of the Company. Therefore, the Management Board with the approval of the Supervisory Board proposes to cancel the shares the Company currently holds, or such smaller number as the Management Board shall determine, to permit it to purchase additional shares pursuant to the current authorization and the extended authority sought under Item 5 below.

     With regard to the requirements of sec.2.99, subsection 7, Dutch Civil Code, the resolution to cancel shares currently held by the Company of its share capital will become effective after filing thereof with the Commercial Register and after expiry of a two-month period after publication of such filing in a daily newspaper distributed nationally in The Netherlands, provided no opposition is instituted by creditors against such resolution. If opposition is instituted, this resolution shall become effective as soon as possible, with due observance of the law. Upon effectiveness of such resolution, the capital decrease will be filed with the Commercial Register, the shareholder register of the Company will reflect the cancellation of registered shares, and bearer share certificates and registered share certificates, if any, will be destroyed. Such filing with the Commercial Register will show whether 1,233,395 shares have been canceled or a smaller number held on the effective date of such resolution.

     The affirmative vote of a majority of the votes cast, or the affirmative vote of 2/3 of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to adopt the proposal to cancel the shares currently held by the Company of its share capital or such smaller number as determined by the Management Board.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO CANCEL SHARES HELD BY THE COMPANY OF ITS ISSUED SHARE CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 5

EXTENSION OF AUTHORITY OF MANAGEMENT BOARD TO REPURCHASE UP TO 30% OF THE ISSUED
              SHARE CAPITAL OF THE COMPANY UNTIL NOVEMBER 12, 2000

     Under Dutch law and the Articles of Association, the Management Board may, with the prior approval of the Supervisory Board, and subject to certain Dutch statutory provisions, be authorized to repurchase issued shares on behalf of the Company in amounts, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow the Company to have the flexibility to repurchase its shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on an annual rolling basis. At the 1998 Annual Meeting, the general meeting of shareholders authorized the Management Board to repurchase up to 10% of the Company's issued share capital on behalf of the Company in open market purchases at a price not to exceed 110% of the then market price. Such authority expires on November 12, 1999.

     The Management Board believes that the Company would benefit by extending and expanding the authority of the Management Board to repurchase its share capital. For example, to the extent the Management Board believes that the Company's stock may be undervalued at the market levels at which it is then trading, repurchases of its own share capital may represent an attractive investment for the Company.

Such shares, to the extent they are not canceled pursuant to the authority requested in Item 6 below, could be used for any valid corporate purpose, including use under the Company's compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in the Company's issued capital resulting from any such purchases (assuming such repurchased shares are subsequently canceled) will increase the proportionate interest of the remaining shareholders in the Company's net worth and whatever further profits the Company may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Management Board in light of prevailing market conditions, the Company's available resources and other factors that cannot now be predicted.

     In order to provide the Company with sufficient flexibility, the Management Board proposes that the general meeting of shareholders grant extended authority for the repurchase of up to 30% of the current issued share capital (over three million shares) in the open market, through privately negotiated transactions or by means of a self-tender offer or offers and at prices ranging up to 150% of the market price at the time of the transaction. Such authority would extend for eighteen months from the date of the 1999 Annual Meeting until November 12, 2000.

     The affirmative vote of a majority of the votes cast at the meeting is required to adopt the proposal to grant extended authority to the Management Board until November 12, 2000 to repurchase up to 30% of the Company's issued share capital on behalf of the Company in the open market, through privately negotiated transactions or by means of a self-tender offer or offers at prices ranging up to 150% of the market price at the time of the transaction.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO GRANT EXTENDED AUTHORITY TO THE MANAGEMENT BOARD TO REPURCHASE SHARES OF THE COMPANY'S SHARE CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.
                                     ITEM 6

 CANCELLATION OF SHARES TO BE ACQUIRED BY THE COMPANY IN ITS OWN SHARE CAPITAL

     As indicated in Item 4, under Dutch law and the Articles of Association, the Company may hold no more than 10% of its issued share capital at any time. In order to allow implementation of proposed repurchases contemplated by the authorization requested in Item 5 above which are in excess of 10% (and up to 30%) of the then issued share capital, the Company must cancel shares which have been repurchased. The Management Board, with the prior approval of the Supervisory Board and subject to certain Dutch statutory conditions, is requesting a resolution on the prospective cancellation of shares so that the Management Board will have the ability to implement any proposed repurchases in excess of 10% (and up to 30%) of current issued share capital in an efficient manner without the delay and expense of calling special shareholders meetings.

     Subsequent to the cancellation contemplated pursuant to Item 4 above, prospective cancellation of shares shall occur if and when the Company holds in excess of 9% of its issued share capital, at which time the Company will cancel all or a portion of such shares, determined by the Management Board. The Company proposes to cancel the shares in two tranches, or such higher number of tranches as the Management Board shall determine, with no tranche to exceed 10% of the then issued share capital of the Company. The total number of shares to be prospectively canceled by the Company will not exceed 20% of the current issued share capital, or a total of 2,503,510 shares.

     With regard to the requirements of sec.2.99, subsection 7, Dutch Civil Code, the resolution to cancel shares prospectively held by the Company of its share capital will become effective after filing thereof with the Commercial Register and after expiry of a two-month period after publication of such filing in a daily newspaper distributed nationally in The Netherlands, provided no opposition is instituted by creditors against such resolution. If opposition is instituted, such resolution shall become effective as soon as possible, with due observance of the law. Upon effectiveness of such resolution, the capital decrease will be filed with the

Commercial Register, the shareholders register of the Company will reflect the cancellation of registered shares and bearer share certificates and registered share certificates, if any, will be destroyed. The above-mentioned filing with the Commercial Register will show which number of shares have been canceled in the relevant tranche. For every cancellation tranche, a filing will be made.

     The affirmative vote of a majority of the votes cast, or the affirmative vote of 2/3 of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to adopt the proposal to prospectively cancel shares to be acquired by the Company of its share capital.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO PROSPECTIVELY CANCEL SHARES TO BE ACQUIRED BY THE COMPANY OF ITS SHARE CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 7

                      AMEND THE ARTICLES OF ASSOCIATION TO
                 DECREASE THE AUTHORIZED CAPITAL OF THE COMPANY

     Under Dutch law, issued capital of the Company must at all times be at least 20% of its authorized capital stated in its Articles of Association. Presently, the authorized capital of the Company is 500,000 Dutch Guilders (NLG 500,000) divided into 50,000,000 shares of one Dutch cent (NLG 0.01) each. In effect, there must be issued at all times a minimum of 10,000,000 shares, which would effectively limit the Company's ability to fully implement the share repurchase program and share cancellations contemplated by Items 5 and 6 above. Therefore, the Management Board proposes with the approval of the Supervisory Board to reduce the authorized capital to NLG 350,000 divided into 35,000,000 shares of NLG 0.01 each, which would allow the Company to reduce its issued share capital to 7,000,000 shares. The Supervisory Board believes such reduction will leave available sufficient authorized capital for any action it may contemplate in the foreseeable future.

     The affirmative vote of a majority of the votes cast is required to adopt the proposal to amend the Articles of Association to reduce authorized capital from NLG 500,000 to NLG 350,000.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES OF ASSOCIATION TO REDUCE AUTHORIZED CAPITAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 8

          EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO ISSUE SHARES
                       OF COMMON STOCK UNTIL MAY 12, 2004

     At the Annual Meeting, the shareholders will be asked to approve a further extension of the authority of the Supervisory Board to issue and/or grant rights on (including options to purchase unissued shares) shares of Common Stock for a five-year period from the date of the Annual Meeting until May 12, 2004. A designation may be effective for up to five years and may be renewed on an annual rolling basis. At the 1998 Annual Meeting, the shareholders authorized the Supervisory Board for a five-year period to issue and/or grant rights on (including options to purchase) shares of Common Stock. This five-year period is set to expire on May 12, 2003. (For a discussion of preemptive rights held by holders of Common Stock, see Item 9 below.)

     At the Annual Meeting, the shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the Annual Meeting until May 12, 2004.

     The affirmative vote of a majority of the votes cast at the meeting is required to extend the authorization of the Supervisory Board to issue and/or to grant rights on (including options to purchase unissued shares) shares of Common Stock for a five-year period from the date of the Annual Meeting.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXTENSION OF THE AUTHORITY OF THE SUPERVISORY BOARD TO ISSUE AND/OR GRANT RIGHTS ON (INCLUDING OPTIONS TO PURCHASE) SHARES OF COMMON STOCK UNTIL MAY 12, 2004, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                     ITEM 9

       EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO LIMIT OR ELIMINATE
                      PREEMPTIVE RIGHTS UNTIL MAY 12, 2004

     Under Dutch law and the Articles of Association, holders of Common Stock have a pro rata preemptive right of subscription to any shares of Common Stock issued for cash unless such right is limited or eliminated. Holders of Common Stock have no pro rata preemptive subscription right with respect to any Common Stock issued for consideration other than cash or pursuant to employee stock plans. If designated for this purpose at the Annual Meeting, the Supervisory Board has the power to limit or eliminate such rights. A designation may be effective for up to five years and may be renewed on an annual rolling basis. At the 1998 Annual Meeting, the shareholders authorized the Supervisory Board for a five-year period to limit or eliminate from time to time the preemptive rights of holders of Common Stock. This five-year period is set to expire on May 12, 2003.

     At the Annual Meeting, the shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the Annual Meeting until May 12, 2004.

     The affirmative vote of a majority of the votes cast at the meeting is required to extend the authorization of the Supervisory Board to limit or eliminate the preemptive rights of holders of Common Stock for a five-year period from the date of the Annual Meeting.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXTENSION OF THE AUTHORITY OF THE SUPERVISORY BOARD TO LIMIT OR ELIMINATE PREEMPTIVE RIGHTS OF HOLDERS OF COMMON STOCK UNTIL MAY 12, 2004, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                    ITEM 10

      ADOPTION OF THE CHICAGO BRIDGE & IRON 1999 LONG-TERM INCENTIVE PLAN

     Chicago Bridge & Iron Company, a subsidiary of the Company ("CB&I"), has adopted the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (the "1999 LTIP"), subject to approval of the 1999 LTIP by the shareholders of the Company.

REASONS FOR SEEKING STOCKHOLDER APPROVAL

     Approval of the 1999 LTIP is necessary to permit compensation expense recognized by the Company in connection with exercise of options, and payment of performance-vested restricted stock and performance units or performance shares to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code.

     Under Section 162(m), the Company cannot claim a U.S. federal income tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved "performance-based" compensation. Compensation attributable to exercise of options (the "spread," or excess of the fair market value of the option shares at the time of exercise over the option exercise price) is eligible to be considered as performance-based compensation for purposes of Section 162(m). Compensation attributable to certain other types of Awards (defined below) such as performance-vested restricted stock, performance shares or performance units, is eligible to be considered as performance-based compensation for purposes of
Section 162(m) if the shareholders have approved the material terms of the performance goals set forth in the 1999 LTIP for such Awards. Awards made pursuant to the 1999 LTIP will not satisfy the requirements of Section 162(m) unless the shareholders of the Company approve the 1999 LTIP at the Annual Meeting.

     The 1999 LTIP is substantially similar to the Chicago Bridge & Iron Long-Term Incentive Plan (the "1997 LTIP"), adopted January 17, 1997, prior to the date the Company became a separate public company. As of March 1, 1999, 405,782 shares of Common Stock remain available for Awards under the 1997 LTIP.

     Approval of the 1999 LTIP will also permit options granted under the 1999 LTIP that are intended to be incentive stock options ("ISOs") to qualify as such. Finally, approval of the 1999 LTIP is required under the rules of the New York Stock Exchange applicable to the Company, unless all shares of Common Stock issued under the 1999 LTIP will be treasury shares.

     If the 1999 LTIP is not approved at the Annual Meeting, the 1999 LTIP will not go into effect, but Awards may continue to be made under the 1997 Plan until the shares remaining for Awards under the 1997 LTIP are exhausted.

SUMMARY OF THE 1999 LTIP

     The principal provisions of the 1999 LTIP are summarized below. This summary is not a complete description of the 1999 LTIP and is qualified by the full text of the 1999 LTIP, a copy of which is included in this Proxy Statement as Appendix A.

     Purpose. The objectives of the 1999 LTIP are to optimize the profitability and growth of the Company and its subsidiaries through incentives which link the personal interests of participants to those of the Company's shareholders; to provide participants with an incentive for excellence in individual performance; to promote teamwork among participants; and to provide flexibility to CB&I in its ability to motivate, attract and retain the services of participants who make significant contributions to CB&I's success and to allow participants to share in its success.

     Duration. The 1999 LTIP is effective as of May 1, 1999, subject to approval by the shareholders of the Company. The 1999 LTIP will remain in effect, subject to the right of the Board of Directors of CB&I to amend or terminate the 1999 LTIP, until all shares subject to the 1999 LTIP shall have been awarded.

     Types of Awards. The 1999 LTIP permits the granting of the following types of Awards to employees of the Company or any of its affiliates: (1) stock options, including ISOs and options other than ISOs ("nonqualified options");
(2) restricted stock (whether in the form of restricted stock shares or restricted stock units); and (3) performance shares or performance units conditioned upon meeting performance criteria (collectively, the "Awards").

     Administration. The 1999 LTIP will be administered by a Committee ("Committee") appointed by the Board of Directors of CB&I. However, as to Awards to any individual who is a member of that Committee or an executive officer or a director of the Company, the Organization and Compensation Committee of the Supervisory Board will act as the Committee. In addition, the Organization and Compensation Committee may in its discretion exercise directly any function of the Committee, including the making of Awards to any employees or nonemployee members of the Supervisory Board. Subject to the foregoing, the Committee will have the power, among other things, to select employees of the Company and its affiliates (and nonemployee members of the Supervisory Board) to whom Awards are granted, and to determine the sizes and types of Awards and the terms and conditions of Awards. The Committee is authorized to construe and interpret the 1999 LTIP and any related award agreements, to establish, amend or waive rules relating to plan administration, to amend outstanding Awards, and to make all other determinations which may be necessary or advisable for the administration of the 1999 LTIP. The Committee may delegate its authority.

     Shares Subject to the 1999 LTIP. Subject to the anti-dilution adjustment described below, a total of 1,130,000 Shares are reserved for Awards under the 1999 LTIP. The number of Shares with respect to which Awards may be granted in the form of options to any single participant in any one fiscal year may not exceed 250,000. The number of Shares with respect to which Awards may be granted in the form of restricted stock and performance shares/units combined to any single participant in any one fiscal year may not exceed 125,000.

     In the event of a stock dividend, stock split or other change in corporate capitalization, or a corporate transaction such as a merger, consolidation or spin-off, or a reorganization or liquidation of the Company, the Committee shall adjust the number and class of Shares which may be issued under the 1999 LTIP, the limitation on the number of Shares that may be the subject of Awards under the 1999 LTIP, and the number, class and option or other purchase price of Shares subject to outstanding Awards under the 1999 LTIP, as the Committee deems appropriate and equitable to prevent dilution or enlargement of rights.

     If any Shares subject to any Award granted under the 1999 LTIP are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the 1999 LTIP. If Shares are applied to pay the exercise price upon exercise of an option pursuant to the 1999 LTIP or applied to withholding of federal, state and local taxes pursuant to the 1999 LTIP, the Shares so applied shall be added to the foregoing limitation in determining the number of Shares remaining for grants pursuant to Awards, and shall be available for grants under the 1999 LTIP. No fractional Shares are issued under the 1999 LTIP.

     Eligibility. All employees of the Company and its affiliates, and nonemployee members of the Supervisory Board (approximately 6,450 persons) are eligible to be participants. The Committee selects from among these eligible individuals those to whom Awards are actually granted.

     Stock Options. The Committee grants options, which may be ISOs or nonqualified options, pursuant to Award agreements. The option price per share of Common Stock purchasable under any stock option will be determined by the Committee, in its sole discretion, but cannot in any event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. On March 25, 1999, the closing price of the Common Stock was $11.125 per share. The Committee determines, in its sole discretion, the term of each stock option and the time or times when it may be exercised. Options may be exercised by payment of the exercise price in cash, or, in the sole discretion of the Committee, in Shares with a fair market value equal to the exercise price of the option, or pursuant to a "cashless exercise" through a broker-dealer.

     Restricted Stock. Restricted stock may be awarded in the form of restricted stock shares (which are Shares issued by the Company subject to risk of forfeiture and restrictions on such Shares), or restricted stock units (which are bookkeeping units evidencing a participant's right to receive Shares in the future upon or after the lapse of risks of forfeiture and restrictions on such units). Restricted stock shares or units may not be disposed of by the recipient until the restrictions established by the Committee lapse. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, made by the Committee. Award agreements may impose other restrictions or vesting conditions, including achievement of specific Company-wide, divisional or individual performance goals (which can include the performance goals described below).

     Recipients are not required to pay for restricted stock other than by rendering of services or the payment of any minimum amount required by law. With respect to restricted stock shares, the participant has all of the rights of a shareholder, including the right to vote the Shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. With respect to restricted stock units, the participant has the right to receive the equivalent of any cash dividends, unless the Committee shall otherwise determine, but not the right to vote the Shares. Restricted stock units are paid in certificates for the applicable number of Shares at or after the satisfaction of the applicable vesting date.

     Performance Awards. Performance shares pay out a variable number of shares of Common Stock depending on goal achievement. Performance units provide for payment of an amount, based either on the value of Shares or appreciation in the price of Shares, upon the achievement of performance goals. Such shares or units have an initial value determined by the Committee as of the date of grant. In the case of a performance share, this value equals the value of a share of Common Stock. The Committee selects the period during which one or more performance criteria designated by the Committee are measured for the purpose of determining the extent to which performance shares or units will have been earned. The performance criteria which the Committee may designate are net income (before or after interest, taxes, depreciation and amortization), share price, earnings per share, operating income, return on net assets, return on equity, return on capital or investments, total shareholder return, savings in working capital, reductions in expense levels, operating cash flow, free cash flow, or economic value added (EVA(1)), in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units.

     Performance awards may be paid in cash, stock, other property or a combination thereof. Recipients are not required to pay for performance awards other than by rendering services and any minimum consideration required by applicable law.

     Change of Control. A change of control would occur in the event of the acquisition by anyone other than the Company or a subsidiary of the Company of a 25% or greater interest in the Company; certain mergers and other transactions which result in the Company's shareholders owning 70% or less of the surviving corporation; or certain changes in the composition of the Supervisory Board. Upon a change of control, all options become exercisable, all restriction periods and restrictions on restricted stock lapse, and target payout opportunities attainable under all outstanding Awards of restricted stock, performance units and performance shares are deemed to be fully earned (with such Award denominated in Shares becoming fully vested).

     Power to Amend. The Board of Directors of CB&I may amend, alter or discontinue the 1999 LTIP at any time without the approval of the shareholders of the Company.

     Other Provisions. ISOs are not transferrable unless an award agreement provides for transferability. Restricted stock is not transferrable prior to vesting. Performance shares and performance units are not transferrable prior to payment except as provided in the Award agreement. However, all such Awards are transferrable upon death under the laws of descent and distribution or by the participant's designation of a beneficiary. In the discretion of the Committee, withholding tax liabilities incident to the exercise of an option or other taxable event may be satisfied by withholding of Shares.

NEW PLAN BENEFITS

     No awards have been made to executive officers or non-employee directors of the Company under the 1999 LTIP. Future awards are in the discretion of the Committee (or, where applicable, the Supervisory Committee) and cannot be determined at this time.

TAX ASPECTS OF THE 1999 LTIP

     The following summarizes the U.S. federal tax consequences generally arising under present law with respect to Awards granted under the 1999 LTIP. The grant of an option creates no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. In general, the grantee will realize ordinary income upon exercising a nonqualified option. The income is equal to the difference between the option price and the fair market value of Shares on the date of the exercise. The Company will be entitled to a deduction for the same amount. Generally, there will be no tax consequence to the Company in connection with a disposition of Shares acquired by exercise of an option, except that the Company may be entitled to a

-------------------------

(1) EVA is a trademark of Stern Stewart & Co. EVA is determined by taking net operating profit after tax and subtracting a charge for the capital used to generate that profit.

deduction in the case of a disposition of Shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

     The award of restricted stock shares or units generally will create no tax consequences for a participant or the Company at the time of the award. The participant will realize ordinary income (and the Company will normally be entitled to a corresponding deduction) when the restricted stock shares become freely transferable or the restrictions lapse, whichever occurs first, in the amount of the fair market value of the restricted stock shares at that time. The award of restricted stock units, performance shares, and performance units, generally will create no tax for a participant or the Company at the time of the award. The participant will realize ordinary income (and the Company will normally be entitled to a corresponding deduction) when the restricted stock units, performance stock, and performance units are transferred to the participant in the form of Shares (or cash) at or after the units vest or the performance goals are attained. If, however, the restricted stock units, performance shares, or performance units are paid in the form of Shares which continue to be nontransferable and subject to a substantial risk of forfeiture, the participant's tax (and Company's deduction) will be incurred when those restrictions lapse under the rules for restricted property described above.

     The affirmative vote of a majority of the votes cast at the meeting is required to adopt the 1999 LTIP.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 1999 LTIP, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                    ITEM 11

                 ADOPTION OF THE INCENTIVE COMPENSATION PROGRAM

     The Company has adopted the Incentive Compensation Program ("Incentive Program") effective January 1, 2000, subject to the approval of the Incentive Program by the shareholders of the Company.

REASONS FOR SEEKING STOCKHOLDER APPROVAL

     Approval of the Incentive Program is necessary to permit the compensation expense that the Company recognizes upon its payment of bonuses to certain of its executive officers to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code. Under Section 162(m), the Company cannot claim a U.S. federal income tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved "performance-based" compensation. For compensation to be "performance-based" for purposes of Section 162(m), among other things, the material terms of the performance goals must be disclosed to the Company's shareholders and approved by them.

     If shareholders do not approve the Incentive Program, it will not go into effect and no payments under the Incentive Program will be made. However, annual bonuses previously awarded, including provisional target bonuses dependent on performance for the 1999 year, will remain payable.

SUMMARY OF THE INCENTIVE PROGRAM

     The principal provisions of the Incentive Program are summarized below. This summary is not a complete description of the Incentive Program and is qualified by the full text of the Incentive Program, a copy of which is included in this Proxy Statement as Appendix B.

     Purpose. The Incentive Program provides contingent cash compensation to key employees. It is intended to align the activities of key employees with the achievement of specific financial performance and business unit performance goals, as well as individual performance objectives.

     Incentive Categories. Under the Incentive Program, employees will generally receive either a Financial Performance Incentive or a Unit Performance Incentive (described below). The Company expects (but is not required) to award Financial Performance Incentives primarily to Executive Officers and Unit Performance

Incentives primarily to other participants in the Incentive Program. The Committee (as defined below) can also grant Discretionary Incentives (described below). However, the total of all incentives (Financial Performance, Unit Performance, and Discretionary) paid to any participant for any year may not exceed 200% of the participant's base salary.

     Administration. The Incentive Program is administered by the Organization and Compensation Committee (the "Committee") of the Supervisory Board. The Committee will directly determine financial performance goals, targets and payout percentages for the Financial Performance Incentive and will certify the achievement of such financial performance goals. The Committee will also directly determine the target amount of the Financial Performance Incentive. The Committee may delegate to the management of the Company these responsibilities with respect to participants who are not executive officers.

     Eligibility. The Committee approves the participants in the Incentive Program who are executive officers. Management will determine the other participants. The Company currently has approximately 200 employees eligible to participate in the Incentive Program; a substantial majority of these employees are expected to be selected as Participants in the Incentive Program. To be entitled to a full incentive, a Participant must be employed for the full calendar year. In certain circumstances, Participants employed for less than a full calendar year may receive a prorated incentive. Any incentive otherwise payable under the Incentive Program can be reduced or eliminated for any reason at any time before payment.

     Financial Performance Incentive. The Financial Performance Incentive is based on Company-wide financial performance goals selected by the Committee. In any year, the Committee may select any one or more of the following goals to be measured on a Company-wide basis: operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenues, earnings per share, total shareholder return, return on equity, total business return, return on gross investment, return on invested capital, operating cash flow, free cash flow, and economic value added (EVA(2)).

     How Incentives are Determined. The Committee assigns each participant a target amount for the Financial Performance Incentive based on the individual's position and job level. The target amount cannot exceed 100% of a participant's base salary. The Committee also sets minimum, target and maximum performance levels to measure achievement of the performance goal. If actual financial performance is below the minimum level, no Financial Performance Incentive is payable. If performance is at the target level, the target amount of Financial Performance Incentive is payable. If performance is at or above the maximum level, a maximum Financial Performance Incentive is payable in an amount equal to 200% of the target amount. The Committee may in its discretion reduce (but not increase) any incentive that would otherwise be payable under the Incentive Program to any covered employee.

     Incentive Timing. The Committee establishes the financial performance goals, target incentive amounts and payout percentages within the first 90 days of each year. Prior to payment of the incentive and within the first 90 days of the year following the incentive year, the Committee must certify the extent to which the performance goal or goals were achieved for the incentive year. Incentives will normally be paid in cash as soon as practicable after such certification.

     Adjustment of Performance Goals. The Committee may adjust any performance goal to reflect or offset a change in accounting standards, a significant acquisition or divestiture, a significant capital transaction, or any other unusual, nonrecurring item that is separately identified on the Company's financial statements and is attributable to an event occurring after such performance goals were established.

     Unit Performance Incentive. The Incentive Program also provides for a Unit Performance Incentive. In general, the Unit Performance Incentive is calculated and adjusted in the same manner as the Financial Performance Incentive described above. However, the performance measures differ and may consist of business unit performance, functional goals, achievement of safety criteria, and attainment of individual goals.

-------------------------

(2) EVA is a trademark of Stern Stewart & Co. EVA is determined by taking net operating profit after tax and subtracting a charge for the capital used to generate that profit.

Company-wide performance does not directly affect the size of a participant's Unit Performance Incentive, but will affect the aggregate amount available for payment of Unit Performance Incentives for all participants as a group. If performance is at the target level, the target amount of the Unit Performance Incentive is payable. If performance is at or above the maximum level, a maximum Unit Performance Incentive is payable of up to 200% of the target amount. The Company believes that Unit Performance Incentives will generally not qualify as performance-based compensation for purposes of Section 162(m), however, the Company believes that Section 162(m)'s limitations will not be applicable to participants who receive Unit Performance Incentives.

     Discretionary Incentive. The Incentive Program allows the Committee to award a Discretionary Incentive that does not qualify as either a Financial Performance Incentive or a Unit Performance Incentive. Discretionary Incentives will not qualify as performance-based compensation for purposes of Section 162(m).

     Effective Date. The Incentive Program will become effective beginning with the Company's fiscal year 2000 if the Incentive Program is approved by the Company's shareholders. The Incentive Program does not have any termination date.

     Amendments. The Committee may, without further action by the shareholders, amend the Incentive Program from time to time in any manner the Committee deems desirable. However, no such amendment may enlarge the class of employees who may be Participants in the Incentive Program, add to the permitted performance measures for the Financial Performance Incentive, or increase the maximum incentive payable under the Incentive Program beyond 200% of any Participant's base salary, without the consent of shareholders.

NEW PLAN BENEFITS

     No performance goals, payout percentages and targets have yet been established under the Incentive Program. Since the Incentive Program requires performance goals, payout percentages and target incentive amounts to be set for each year, the Company cannot determine what benefits, if any, would have been paid to any executive officer if the Incentive Program had been in effect during 1998.

     The affirmative vote of a majority of the votes cast at the meeting is required to adopt the Incentive Program.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE INCENTIVE COMPENSATION PROGRAM, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                    ITEM 12

                 RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN
           AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 1999

     The Supervisory Board has appointed the firm of Arthur Andersen as the Company's independent public accountants for the year ending December 31, 1999, subject to ratification by the shareholders. Arthur Andersen has acted as the Company's independent public accountants since inception and of the Company's predecessors since 1939. Representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the meeting is required to ratify the appointment of Arthur Andersen as the Company's independent public accountants for 1999.

     THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ARTHUR ANDERSEN'S APPOINTMENT AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the 2000 Annual Meeting of Shareholders must be received at the Company's principal executive offices no later than December 14, 1999, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                             By Order of the Board of
                                             Supervisory Directors

                                             Gerald M. Glenn
                                             Chairman of the Board of
                                             Supervisory Directors

Amsterdam, The Netherlands
April 12, 1999

                                                                      APPENDIX A

                             CHICAGO BRIDGE & IRON
                         1999 LONG-TERM INCENTIVE PLAN

                            (EFFECTIVE MAY 1, 1999)

                               TABLE OF CONTENTS

Chicago Bridge & Iron 1999 Long-Term Incentive Plan.........
  Article 1 -- Establishment, Objectives and Duration.......
     1.1. Establishment of the Plan.........................
     1.2 Objectives of the Plan
     1.3. Duration of the Plan
  Article 2. -- Definitions.................................
     2.1. "Affiliate".......................................
     2.2. "Award"...........................................
     2.3. "Award Agreement".................................
     2.4. "Beneficial Owner" or "Beneficial"................
     2.5 "Board" or Board of Directors......................
     2.6. "CB&I"............................................
     2.7. "Change in Control"...............................
     2.8. "Code.............................................
     2.9. "Committee".......................................
     2.10. "Company"........................................
     2.11. "Director".......................................
     2.12. "Disability".....................................
     2.13. "Effective Date".................................
     2.14. "Employee".......................................
     2.15. "Exchange Act"...................................
     2.16. "Fair Market Value"..............................
     2.17. "Fiscal Year"....................................
     2.18. "Incentive Stock Option" or "ISO"................
     2.19. "Named Executive Officer"........................
     2.20. "Nonemployee Director"...........................
     2.21. "Nonqualified Stock Option" or "NQSO"............
     2.22. "Option".........................................
     2.23. "Option Price"...................................
     2.24. "Optionee".......................................
     2.25. "Participant"....................................
     2.26. "Performance-Based Exception"....................
     2.27. "Performance Share"..............................
     2.28. "Performance Unit"...............................
     2.29. "Period of Restriction"..........................
     2.30. "Person".........................................
     2.31. "Restricted Stock"...............................
     2.32. "Restricted Stock Shares"........................
     2.33. "Restricted Stock Units".........................
     2.34. "Retirement".....................................
     2.35. "Shares".........................................

     2.36. "Subsidiary".....................................
     2.37. "Supervisory Board"..............................
     2.38. "Vesting Date"...................................
  Article 3. -- Administration..............................
     3.1 The Committee......................................
     3.2 Authority of the Committee.........................
     3.3 Decisions Binding..................................
  Article 4. -- Shares Subject to the Plan and Maximum
     Awards.................................................
     4.1. Number of Shares Available for Grants.............
     4.2 Forfeited and Reacquired Shares....................
     4.3. Adjustments in Authorized Shares..................
     4.4. Fractional Shares.................................
  Article 5. -- Eligibility and Participation...............
     5.1. Eligibility.......................................
     5.2. Actual Participation..............................
  Article 6. -- Stock Options...............................
     6.1. Grant of Options..................................
     6.2. Award Agreement...................................
     6.3. Option Price......................................
     6.4. Duration of Options...............................
     6.5. Exercise of Options...............................
     6.6. Payment...........................................
     6.7. Restrictions on Share Transferability.............
     6.8. Termination of Employment.........................
     6.9. Nontransferability of Options.....................
        (a) Incentive Stock Options.........................
        (b) Nonqualified Stock Options......................
  Article 7. -- Restricted Stock............................
     7.1. Grant of Restricted Stock.........................
     7.2. Restricted Stock Agreement........................
     7.3. Transferability...................................
     7.4. Other Restrictions................................
     7.5. Voting Rights.....................................
     7.6. Dividend and Other Distributions..................
     7.7. Termination of Employment.........................
     7.8. Rights Personal to Participant....................
  Article 8. -- Performance Units and Performance Shares....
     8.1. Grant of Performance Units/Shares.................
     8.2. Value of Performance Units/Shares.................

     8.3. Earning of Performance Units/Shares...............
     8.4. Form and Timing of Payment of Performance
      Units/Shares..........................................
     8.5. Termination of Employment Due to Death,
      Disability, or Retirement.............................
     8.6. Termination of Employment for Other Reasons.......
     8.7. Nontransferability................................
  Article 9. -- Performance Measures........................
  Article 10. -- Beneficiary Designation....................
  Article 11. -- Deferrals..................................
  Article 12. -- Rights of Employees........................
     12.1. Employment.......................................
     12.2. Participation....................................
  Article 13. -- Change in Control..........................
     13.1. Treatment of Outstanding Awards..................
     13.2. Termination, Amendment, and Modifications of
      Change-in-Control Provisions..........................
  Article 14. -- Amendment, Modification, and Termination...
     14.1. Amendment, Modification, and Termination.........
     14.2. Adjustment of Awards Upon the Occurrence of
           Certain Unusual or Nonrecurring Events...........
     14.3. Awards Previously Granted........................
  Article 15 -- Withholding.................................
     15.1. Tax Withholding..................................
     15.2. Share Withholding................................
  Article 16. -- Indemnification............................
  Article 17. -- Successors.................................
  Article 18. -- Legal Construction.........................
     18.1. Gender and Number................................
     18.2. Severability.....................................
     18.3. Requirements of Law..............................
     18.4. Securities Law Compliance........................
     18.5. Governing Law....................................

                             CHICAGO BRIDGE & IRON
                         1999 LONG-TERM INCENTIVE PLAN

ARTICLE 1 -- ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1. ESTABLISHMENT OF THE PLAN. Chicago Bridge & Iron Company, a Delaware corporation ("CB&I"), a wholly owned subsidiary of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Chicago Bridge & Iron 1999 Long-Term Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units.

     1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of CB&I, the Company and their respective Subsidiaries, through incentives which are consistent with CB&I's goals and which link the personal interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to CB&I in its ability to motivate, attract, and retain the services of Participants who make significant contributions to CB&I's success and to allow Participants to share in the success of CB&I.

     1.3. DURATION OF THE PLAN. The Plan shall become effective as of May 1, 1999 (the "Effective Date"), subject to its approval by the shareholders of the Company, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

ARTICLE 2. -- DEFINITIONS

     Whenever and wherever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     2.2. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares or Performance Units.

     2.3. "AWARD AGREEMENT" means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under this Plan.

     2.4. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.5  "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of CB&I.

     2.6. "CB&I" means Chicago Bridge & Iron Company, a Delaware corporation and the sponsor of the Plan.

     2.7. "CHANGE IN CONTROL" will be deemed to have occurred as of the first day any one or more of the following paragraphs shall have been satisfied:

          (a) Any Person, other than the Company, any Subsidiary or any employee benefit plan (or related trust) of the Company or any such Subsidiary, becomes the Beneficial Owner of 25% or more of the total voting power of the Company's outstanding securities;

          (b) During any period of two years or less, individuals who at the beginning of such period constituted the Supervisory Board of the Company cease for any reason to constitute at least a majority thereof; provided that any new member of the Supervisory Board who is nominated for election to the

     Supervisory Board with the approval of at least 75% of the other members then still in office who were members at the beginning of the period shall be considered for purposes of this paragraph (b) as having been a member at the beginning of such period; or

          (c) Upon the consummation of (i) any merger or other business combination of the Company with or into another corporation pursuant to which the persons who were shareholders of the Company immediately before such consummation, do not own immediately after such consummation, more than 70% of the voting power and the value of the stock of the surviving corporation in substantially the same respective proportions as their ownership of the common stock of the Company immediately prior to such consummation, or (ii) the sale, exchange or other disposition of all or substantially all the consolidated assets of the Company.

     2.8. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.9. "COMMITTEE" means the Committee appointed by the Board to administer the Plan as provided in Article 3 herein or, to the extent it functions as the Committee as provided in Article 3 herein, the Organization and Compensation Committee of the Supervisory Board.

     2.10. "COMPANY" means Chicago Bridge & Iron Company N.V., a Netherlands corporation, including, as may be applicable to the context, any and all Subsidiaries and Affiliates, and any successor thereto.

     2.11. "DIRECTOR" means any individual who is a member of the Board of Directors of CB&I or any Subsidiary or Affiliate.

     2.12. "DISABILITY" shall mean a mental or physical condition of a Participant which the Committee, on the basis of information satisfactory to it, finds to be a permanent condition which renders such member unfit to perform the duties of an Employee, as such duties shall be determined by the Committee. Any determination of whether any condition of a Participant constitutes Disability shall be made under rules uniformly applied to all Participants.

     2.13.  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.3 hereof.

     2.14. "EMPLOYEE" means any employee of CB&I or the Company or their respective Subsidiaries and Affiliates. Directors who are not employed by any of the foregoing shall not be considered Employees under this Plan.

     2.15. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16. "FAIR MARKET VALUE" of Shares as of any date shall be determined on the basis of the closing sale price of Shares on the principal securities exchange on which the Shares are traded or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.17.  "FISCAL YEAR" means a fiscal year of CB&I.

     2.18. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422, granted to a Participant pursuant to
Article 6 herein.

     2.19. "NAMED EXECUTIVE OFFICER" means a Participant who, as of the last date of a taxable year of CB&I, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.20. "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Supervisory Board but who is not an Employee.

     2.21. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares which is not intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.

     2.22. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

     2.23. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.24. "OPTIONEE" means the Participant or, if the Participant has died, his or her Beneficiary, or other person determined under Section 6.9, entitled to exercise any Option.

     2.25. "PARTICIPANT" means an Employee or Nonemployee Director who has outstanding an Award.

     2.26. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.27. "PERFORMANCE SHARE" means an Award providing for the payment of a variable number of Shares depending on the achievement of performance goals, granted to a Participant pursuant to Article 8 herein.

     2.28. "PERFORMANCE UNIT" means an Award providing for the payment of an amount based on either the Fair Market Value of Shares or the appreciation in Fair Market Value of Shares upon the achievement of performance goals, granted to a Participant, pursuant to Article 8 herein.

     2.29. "PERIOD OF RESTRICTION" means the period during which the transfer of Restricted Stock Shares or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events, as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in
Article 7 herein.

     2.30. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

     2.31. "RESTRICTED STOCK" means Restricted Stock Shares or Restricted Stock Units.

     2.32. "RESTRICTED STOCK SHARES" means Shares which are issued and awarded to Participants subject to a substantial risk of forfeiture and restrictions on such Shares during the Period of Restriction as provided in Article 7 herein.

     2.33. "RESTRICTED STOCK UNIT" means a bookkeeping unit that represents the right of a Participant to be issued and to receive a Share upon lapse of risks of forfeiture and restrictions on such Units during the Period of Restriction, or at such later time as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award, as provided in Article 7 herein.

     2.34. "RETIREMENT" means a termination of employment after (i) age 55 and at least a 10 year period of employment by CB&I or the Company or their respective present or former Subsidiaries or Affiliates, (ii) a 30-year period of such employment, or (iii) age 65; provided, however, that the Committee as part of an Award Agreement or otherwise may provide that for purposes of this Section, a Participant may be credited with such additional years of age and employment as the Committee in its sole discretion shall determine is appropriate, and may provide such additional or different conditions for Retirement as the Committee in its sole discretion shall determine is appropriate.

     2.35.  "SHARES" means shares of common stock of the Company.

     2.36. "SUBSIDIARY" means any corporation in which CB&I or the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which CB&I or the Company owns at least 50% of the combined equity thereof.

     2.37.  "SUPERVISORY BOARD" means the Supervisory Board of the Company.

     2.38. "VESTING DATE" means with respect to Restricted Stock and Restricted Stock Units the date (if any) on which the risks of forfeiture and restrictions on such Restricted Stock Shares or Units during the Period of Restriction have terminated (by their terms or by other action of the Committee consistent with this Plan) and all other conditions or restrictions applicable to such Restricted Stock Shares or Units have been satisfied.

ARTICLE 3. -- ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered by a Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board; provided, however, that (i) with respect to grants and Awards made or to be made to or held by any member of such Committee or any Named Executive Officer, the Plan shall be administered by the Organization and Compensation Committee of the Supervisory Board; and (ii) the Organization and Compensation Committee of the Supervisory Board may in its sole discretion exercise directly any power, right, duty or function of the Committee, including but not limited to the grant or amendment of an Award to any Employee or Nonemployee Director.

     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or bylaws of CB&I, and subject to the provisions herein, the Committee shall have full power to select Employees and Nonemployee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as specified herein.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including CB&I, the Company, their respective shareholders, Directors, members of the Supervisory Board, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. -- SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares reserved for issuance to Participants under the Plan is 1,130,000. The maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year to any Participant in the form of Stock Options is 250,000. The maximum aggregate number of Shares with respect to which Awards may be granted in the form of Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units combined in any fiscal year to any Participant is 125,000.

     4.2 FORFEITED AND REACQUIRED SHARES. If any Shares subject to any Award are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If Shares are applied to pay the Option price upon exercise of an Option or to satisfy federal, state or local tax withholding requirements pursuant Section 15.2, the Shares so applied shall be added to the Shares permitted under the limitations of Section 4.1 in determining the number of Shares remaining for issuance and for grants of Awards with respect to such Shares under the Plan.

     4.3. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, or any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall adjust the number and class of Shares which may be issued under Section 4.1 and in the limitation of Section 4.1 on grants of Awards with respect to Shares, in the number, class and/or price of Shares subject to outstanding Awards, as the Committee in its sole discretion determines to be appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

     4.4. FRACTIONAL SHARES. No fractional Shares shall be issued to Participants under the Plan. If for any reason an Award or adjustment thereto would otherwise result in the issuance of a fractional Share to a Participant, the Company shall pay the Participant in cash the Fair Market Value of such fractional Share.

ARTICLE 5. -- ELIGIBILITY AND PARTICIPATION

     5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees, including Employees who are members of the Board, and Nonemployee Directors.

     5.2. ACTUAL PARTICIPATION. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. -- STOCK OPTIONS.

     6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants in such number, and upon such terms, and at any time and from time to time, as the Committee in its discretion may determine. The date an Option is granted shall be the day on which the Committee acts to award a specific number of Shares to a Participant at a specific Option Price, and shall be specified in each Award Agreement.

     6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether or not the Option is intended to be an ISO.

     6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.

     6.4. DURATION OF OPTIONS. Each Option shall expire at such time (not later than the 10th anniversary of its date of grant) as the Committee shall determine at the time of grant. If an Award Agreement does not specify an expiration date, the Option shall expire on the 10th anniversary of its date of grant.

     6.5. EXERCISE OF OPTIONS. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6. PAYMENT. If the Award Agreement does not otherwise specify the manner of exercise, Options shall be exercised by the delivery of a written notice of exercise to CB&I identifying the Option(s) being exercised, completed by the Optionee and delivered during regular business hours to the office of the Secretary of CB&I, or sent by certified mail to the Secretary of CB&I, accompanied by a negotiable check or other cash equivalent in full payment for the Shares. A copy of such notice of exercise shall also be delivered by the Optionee to the office of the Secretary of the Company.

     In the discretion of the Committee and as set forth in the Award Agreement, the Optionee may pay the Option Price to CB&I upon exercise of any Option by tendering previously acquired Shares which have been held by the Optionee for at least six months and which have an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or by a combination of such Shares and a check or other cash equivalent.

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or exercise by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, CB&I shall deliver, or have delivered, to the, Optionee, in the Optionee's name, certificates for an appropriate number of Shares based upon the number of Shares purchased under the Option(s).

     6.7. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable securities laws and under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.

     6.8. TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment as an Employee or service as a Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.

     6.9.  NONTRANSFERABILITY OF OPTIONS.

          (A) INCENTIVE STOCK OPTIONS. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

          (B) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with
     Article 10.

ARTICLE 7. -- RESTRICTED STOCK.

     7.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee may grant Awards of Restricted Stock Shares or Restricted Stock Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.

     7.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify whether the grant is an Award of Restricted Stock Shares or Restricted Stock Units, the Period(s) of Restriction, the number of Shares or Units of Restricted Stock granted, and such other provisions as the Committee shall determine.

     7.3. TRANSFERABILITY. Except as otherwise provided in this Article 7, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated; and Restricted Stock Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. Except as otherwise provided in this Article 7, Restricted Stock Shares shall become freely transferable by the Participant upon the Vesting Date, and Shares issued in respect of Restricted Stock Units shall be freely transferable by the Participant upon issuance to the Participant on or after the Vesting Date.

     7.4. OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Shares or Units of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price at a stipulated time for each Share or Unit of Restricted Stock, restrictions and conditions of vesting or forfeiture based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

     If the Restricted Stock Award is made in Restricted Stock Shares, CB&I shall retain the certificates representing Shares in CB&I's possession until the Vesting Date. If the Restricted Stock Award is made in

Restricted Stock Units, no Shares shall be issued until the Vesting Date, but Shares shall be issued in respect of such Units as of or after the Vesting Date. In either case, certificates for Shares shall be delivered to the Participant on or as soon as practicable after the Vesting Date, or at such later time or times as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award.

     7.5. VOTING RIGHTS. Unless otherwise provided in the Award Agreement, Participants awarded Restricted Stock Shares hereunder which have not been forfeited may exercise full voting rights with respect to those Shares during the Period of Restriction. Restricted Stock Units shall not confer any voting rights (unless and until Shares are issued therefor on or after the Vesting
Date).

     7.6. DIVIDEND AND OTHER DISTRIBUTIONS. Unless otherwise provided in the Award Agreement, if during the Period of Restriction prior to a Vesting Date or forfeiture of Restricted Stock:

          (a) Cash dividends are paid on Shares, (i) the Company shall pay Participants holding Restricted Stock Shares the regular cash dividends paid with respect to the Shares; and (ii) the Company shall pay Participants holding Restricted Stock Units an amount equal to the cash dividends paid on an equivalent number of Shares;

          (b) Dividends in Shares are paid in Shares, (i) Participants holding Restricted Stock Shares shall be credited with such dividends as additional Restricted Stock Shares subject to the same restrictions as the underlying Shares; and (ii) Participants holding Restricted Stock Units shall be credited with additional Restricted Stock Units equivalent to such dividends, subject to the same restrictions as the underlying Units.

     The Committee may in its discretion apply any restrictions to the dividends that the Committee deems appropriate.

     7.7. TERMINATION OF EMPLOYMENT. Except as otherwise provided in the Award Agreement, if the Participant's employment as an Employee or service as a Director with CB&I or the Company or their respective Subsidiaries and Affiliates terminates for any reason during the Period of Restriction, all Restricted Stock as to which the Period of Restriction has not yet expired or as to which a Vesting Date has not otherwise occurred shall be forfeited. The Committee in its discretion may set forth in the Award Agreement the extent to which the Participant shall nevertheless have the right to receive vested unrestricted Shares at or after termination of the Participant's employment as an Employee or service as a Director. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares or Units of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     7.8. RIGHTS PERSONAL TO PARTICIPANT. All rights prior to the Vesting Date with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant's death prior to the Vesting Date, to the Beneficiary designated in accordance with Article 10.

ARTICLE 8. -- PERFORMANCE UNITS AND PERFORMANCE SHARES

     8.1. GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms and provisions of the Plan, the Committee may grant Awards of Performance Units and/or Performance Shares to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.

     8.2. VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a "Performance Period."

     8.3. EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     8.4. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units/Shares earned for the Performance Period, or at such later time or times as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award. Subject to the terms of this Plan and except as otherwise provided in an Award Agreement, the Committee shall pay earned Performance Shares in Shares but may in its sole discretion pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive any dividends paid with respect to Shares which have been earned in connection with grants of Performance Units/Shares but not yet distributed to Participants, such dividends to be subject to the same terms and conditions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.6 herein.

     8.5.  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR
RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment or service as a Director of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares in a reduced amount prorated according to the ratio of the length of Participant's employment or service in the Performance Period to the length of the Performance Period, as specified by the Committee in its discretion. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment or service during the applicable Performance Period.

     8.6. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment or service terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance Units/Shares shall be forfeited by the Participant to CB&I unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

     8.7. NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution or by designation of a Beneficiary in accordance with Article
10. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 9. -- PERFORMANCE MEASURES.

     The performance measure(s) to be used for purposes of Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among net income (either before or after interests, taxes, depreciation and amortization), share price, earnings per share, operating income, return on net assets, return on equity, return on capital or investments, total shareholder return, savings in working capital, reduction in expense levels, operating cash flow, free cash flow, or economic value added, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards to Named Executive Officers, which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

     In the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

ARTICLE 10. -- BENEFICIARY DESIGNATION

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid, to exercise any Stock Option, or succeed to the ownership of any Restricted Stock Performance Units/Shares or other Award as provided in this Plan, in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. -- DEFERRALS

     The Committee may, subject to Section 14.3, in the Award Agreement or otherwise, permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. -- RIGHTS OF EMPLOYEES

     12.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of CB&I to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of CB&I.

     12.2. PARTICIPATION. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. -- CHANGE IN CONTROL

     13.1. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; and

          (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control an amount based upon an assumed achievement of all relevant performance goals.

     13.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any provision of any Award Agreement, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of Change in Control to affect adversely any Award theretofore granted without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change of Control.

ARTICLE 14. -- AMENDMENT, MODIFICATION, AND TERMINATION

     14.1. AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting CB&I or the Company, or the financial statements of CB&I or the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     14.3. AWARDS PREVIOUSLY GRANTED. The Committee may amend or modify any outstanding Award Agreement in any manner consistent with this Plan for an original Award Agreement, provided, however, that no amendment or modification of an Award Agreement shall adversely affect in any material way the Award previously granted without the written consent of the Participant holding such Award. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted without the written consent of the Participant holding such Award.

ARTICLE. 15. -- WITHHOLDING

     15.1. TAX WITHHOLDING. CB&I shall have the power and the right to deduct or withhold, or require a Participant to remit to CB&I, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     15.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having CB&I withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 16. -- INDEMNIFICATION

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by CB&I against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be party or in which he or she may be involved by reasons of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with CB&I's approval, or paid by him or her in satisfaction of any judgment of any such action, suit, or proceeding against him or her, provided he or she shall give CB&I an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Association, CB&I's Certificate of Incorporation or bylaws, any agreement, as a matter of law, or otherwise, or any power that CB&I may have to indemnify them or hold them harmless.

ARTICLE 17. -- SUCCESSORS

     All obligations of CB&I under the Plan with respect to Awards granted hereunder shall be binding on any successor to CB&I, whether such successor arises as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CB&I.

ARTICLE 18. -- LEGAL CONSTRUCTION

     18.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4. SECURITIES LAW COMPLIANCE. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act (or any successor rule). The extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, without regard to its provisions regarding conflict of laws.

                                                                      APPENDIX B

                       CHICAGO BRIDGE & IRON COMPANY N.V.
                         INCENTIVE COMPENSATION PROGRAM

OVERVIEW

     This Incentive Compensation Program (the "Incentive Program") is designed to align the activities of key managers and other key employees of Chicago Bridge & Iron Company N.V. and its affiliates (the "Company") with the achievement of specific financial performance goals, business unit performance goals, and individual performance objectives. The Company's overall financial goals are (1) to provide an above average return to shareholders and (2) to provide sufficient capital for reinvestment in the business. The Incentive Program's financial targets are set in accordance with these goals. Annual incentive bonuses are paid in cash to eligible Participants depending upon the achievement of financial performance, business performance and individual targets. Achieving these goals will increase the Company's overall competitiveness within the industry, and create increased value for shareholders. The Incentive Program provides a method of rewarding the necessary contributions and leadership behaviors to achieve those results.

     The bonus opportunity of a Participant will generally comprise either or both of a "Financial Performance Incentive" (defined below) and a "Unit Performance Incentive" (defined below). However, the Committee reserves the right to grant a "Discretionary Incentive" (defined below) in limited circumstances.

ADMINISTRATION

     The Incentive Program is administered by the Organization and Compensation Committee (the "Committee") of the Supervisory Board of Chicago Bridge & Iron Company N.V. The Committee in its discretion construes and interprets the Incentive Program and determines all questions arising under the Incentive Program. The Committee in its discretion directly determines Company-wide financial performance goals, targets and payout percentages for the Financial Performance Incentive for all Participants, and certifies the achievement of such financial performance goals. For the Chief Executive Officer and any other individual who is among the five highest compensated officers of the Company (together with the Chief Executive Officer, the "Covered Executives") in the fiscal year of the Company for which a bonus is payable (the "Bonus Year), the Committee directly determines in its discretion the target Financial Performance Incentive and the extent to which bonus otherwise payable under the Incentive Program shall be reduced on the basis of nonattainment of individual performance goals or other factors. The Committee may in its discretion delegate other administrative responsibilities under the Incentive Program to the management of the Company.

     Management of the Company shall make such recommendations to the Committee as the Committee may deem necessary or appropriate for the administration of this Incentive Program.

ELIGIBILITY

     Employees of the Company and its affiliates who are in salary grades 16 and above are eligible to be selected to become participants ("Participants") in the Incentive Program. The Committee in its discretion will directly select Covered Executives who may be Participants. Company management with the approval of the Committee in its discretion will select other eligible employees to become Participants. Selection as a Participant for any Bonus Year shall not entitle the individual to be a Participant for any subsequent Bonus Year unless again selected to be a Participant in such subsequent Bonus Year.

     A Participant hired during a Bonus Year shall have a prorated target Financial Performance Incentive and (if applicable) a prorated target Unit Performance Incentive, based on the number of weeks worked from the date of hire to the end of the year. A Participant whose employment terminates before the last day of the Bonus Year by reason of a reduction-in-force program, death, disability or retirement, and whose employment terminates on or after April 1 of the Bonus Year, shall have a prorated target Financial Performance Incentive and (if applicable) a prorated target Unit Performance Incentive based on the number of weeks worked from the beginning of the year to the date of termination. A Participant whose employment terminates during the

Bonus Year under circumstances not described in the preceding sentence shall not be entitled to a Financial Performance Incentive or Unit Performance Incentive for such Bonus Year.

     As a condition to receipt of a bonus a Participant must keep both his or her eligibility and bonus targets strictly confidential. Neither of these may be discussed with, or disclosed to, any individual other than (i) the Vice President of Human Resources, Human Resources staff administering the program, or superiors in the Participant's chain of command, (ii) a Participant's spouse, attorney or accountant who undertake not to further disclose the Participant's eligibility and bonus target, or (iii) in a disclosure required by law.

     Notwithstanding anything in this Incentive Program to the contrary, no Participant shall have any vested right to a bonus. The Committee in its sole discretion may reduce or cancel a Participant's incentive bonus for any reason at any time prior to actual payment.

FINANCIAL PERFORMANCE INCENTIVE

     A Participant may receive an incentive bonus (a "Financial Performance Incentive") based on his or her bonus target and the achievement by the Company of the Company-wide financial performance goals described below.

FINANCIAL PERFORMANCE TARGET

     The Committee may assign each Participant an individual Financial Performance Incentive target for each Bonus Year. The target for the Financial Performance Incentive is set at a percentage of the Participant's base salary at the time the performance goal is established ("Base Salary") based on the Participant's position and job level. The target amount shall not exceed 100% of Base Salary.

PERFORMANCE GOALS

     The Committee selects Company-wide financial performance goals from among
(i) operating income, (ii) earnings (before or after any of interest, taxes, depreciation and amortization), (iii) return on net assets, (iv) net income (before or after taxes), (v) after-tax return on investment, (vi) sales, (vii) revenues, (viii) earnings per share, (ix) total shareholder return, (x) return on equity, (xi) total business return, (xii) return on gross investment, (xiii) operating cash flow, (xiv) free cash flow, and (xv) economic value added.

ADJUSTMENT OF TARGET INCENTIVE FOR PERFORMANCE

     The Committee may adjust the attainment of any performance goal to reflect or offset (i) a change in accounting standards, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring item; provided in any such case such item is separately identified on the Company's audited financial statements in accordance with generally accepted accounting principles, and is attributable to an event occurring after the performance goals for the year have been established. However, the actual cost of this Incentive Program will be part of the calculation of income from operations.

THRESHOLDS

     The Committee selects minimum, target and maximum thresholds for the performance goal it has selected. If performance is less than minimum, no Financial Performance Incentive will be paid. If performance is at the minimum, 20% of the target Financial Performance Incentive may be paid. If performance is at target, 100% of target Financial Performance Incentive may be paid. If performance is at or above maximum, 200% percent of target Financial Performance Incentive may be paid. If performance results fall between two designated thresholds, the Financial Performance Incentive will be determined by interpolation as determined or approved by the Committee. In no event will the Financial Performance Incentive exceed 200% of target Financial Performance Incentive; and in no event will the Financial Performance Incentive exceed 200% of Base Salary.

APPLICATION OF GOALS AND THRESHOLDS

     A single specific financial performance goal (or fixed combination of more than one financial performance goal) and designated thresholds and payout percentages for that goal or goals selected by the Committee for Company-wide financial performance for any Bonus Year shall be uniformly applicable to all Participants entitled to a Financial Performance Incentive for that Bonus Year. The Committee shall establish the Company-wide financial performance goal or goals, designated thresholds and payout percentages, within the first 90 days of the each year. Prior to the payment of a Financial Performance Incentive and within the first 90 days of the year following the Bonus Year, the Committee shall certify the extent of achievement of the Company-wide financial performance goal or goals for the Bonus Year.

DISCRETIONARY REDUCTION OF FINANCIAL PERFORMANCE INCENTIVE

     The Committee in its sole and absolute discretion may reduce the Financial Performance Incentive otherwise determined under this Financial Performance Incentive for any Participant for any reason.

UNIT PERFORMANCE INCENTIVE

     A Participant may receive an incentive bonus (a "Unit Performance Incentive") based on his or her Unit Performance Incentive target and the achievement by the Participant's business unit or subunit of the performance goals determined as described below.

UNIT PERFORMANCE TARGET

     The Committee may assign each Participant an individual Unit Performance Incentive target for each Bonus Year. The target for the Unit Performance Incentive is set at a percentage of the Participant's Base Salary based on the Participant's position and job level. The sum of the target amounts for the Financial Performance Incentive and the Unit Performance Incentive shall not exceed 100% of Base Salary.

PERFORMANCE GOALS

     The Committee selects business unit performance goals from among (1) the financial performance goals specified above for the Financial Performance Incentive but applied to the business unit or subunit in which the Participant is employed, (2) functional non-financial operating goals specific to such business unit or subunit, (3) operating safety management of the business unit or subunit, or (4) such similar factors as the Committee deems appropriate. To the extent the Committee in its discretion deems feasible, the criteria for measuring attainment of business unit performance goals shall be objective and relate to matters which can be influenced by the Participant in his or her area of responsibilities, and chosen to contribute to meeting the Company's short-and long-term financial goals. The performance goals for the Unit Performance Incentive may be different for each Participant.

ADJUSTMENT OF UNIT PERFORMANCE INCENTIVE FOR PERFORMANCE

     The Unit Performance Incentive will be adjusted for unit performance based on the achievement of the applicable performance goals between 20% and 200% of target in the same manner as the Financial Performance Incentive. The Unit Performance Incentive shall also be adjusted for Company-wide financial performance, such that the total of all Unit Performance Incentives does not exceed such amount as the Committee in its discretion shall specify, on the basis of the achievement of Company-wide financial performance. In no event will the Unit Performance Incentive exceed 200% of target Unit Performance Incentive; and in no event will the aggregate Financial Performance Incentive and Unit Performance Incentive for any employee exceed 200% of Base Salary.

DISCRETIONARY REDUCTION OF UNIT PERFORMANCE INCENTIVE

     The Committee in its sole and absolute discretion may reduce the Unit Performance Incentive otherwise determined under this Incentive Program for any Participant for any reason.

DISCRETIONARY INCENTIVE

     The Committee may determine that a Participant or any class or group of Participants shall be entitled to a bonus (a "Discretionary Incentive") in an amount determined by the Committee upon a determination by the Committee in its sole discretion, which may take into account individual efforts and contributions of the Participant not necessarily reflected in Company-wide financial performance or business unit performance. The sum of the actual Financial Performance Incentive, Unit Performance Incentive and Discretionary Incentive for any Participant for a Bonus Year will not exceed 200% of Base Salary for the Bonus Year.

MISCELLANEOUS PROVISIONS

     Incentive Bonus under this Incentive Program will be payable in cash as soon as practicable after the Committee has certified the achievement of the Company-wide financial performance goal for the Bonus Year and the amount of the incentive bonus is determined.

     This Incentive Program shall be effective, beginning with the Company's fiscal year 2000, upon its approval by the shareholders of Chicago Bridge & Iron Company N.V.

     The Committee may, without further action by the shareholders, amend this Incentive Program from time to time, effective prospectively or retroactively, in any manner the Committee deems desirable provided, however, that no such amendment shall enlarge the class of employees who may be Participants in this Incentive Program, add to the permitted performance measures for the Financial Performance Incentive, or increase the maximum bonus payable under this Incentive beyond 200% of any Participant's base salary, without the consent of the shareholders of Chicago Bridge & Iron Company N.V.

--------------------------------------------------------------------------------

                      CHICAGO BRIDGE & IRON COMPANY N.V.
                           VOTING INSTRUCTION CARD
 (MUST BE PRESENTED AT THE MEETING OR RECEIVED BY MAIL PRIOR TO THE CLOSE OF
                           BUSINESS ON MAY 5, 1999)



        The undersigned registered holder of Shares of New York Registry (each representing one Common Share of NLG 0.01 nominal amount of Chicago Bridge & Iron Company N.V.), hereby appoints The Bank of New York, as New York Transfer Agent and Registrar, through its agent, as the proxy of the undersigned to attend and address the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. to be held in Amsterdam, The Netherlands, on May 12, 1999 and, in general, to exercise all rights the undersigned could exercise in respect of such Common Shares if personally present thereat upon all matters which may properly become before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Common Shares of Chicago Bridge & Iron Company N.V. represented by Shares of New York Registry registered in the name of the undersigned on the books of the New York Transfer Agent and Registrar as of the close of business on April 1, 1999, at such Meeting in respect of the resolutions specified on the reverse side hereof.

NOTE: PLEASE DIRECT YOUR PROXY HOW IT IS TO VOTE BY PLACING AN X IN THE
      APPROPRIATE BOX OPPOSITE THE RESOLUTIONS SPECIFIED ON THE REVERSE SIDE HEREOF.


                                        CHICAGO BRIDGE & IRON COMPANY N.V.
                                        P.O. BOX 11436
                                        NEW YORK, N.Y. 10203-0436



                      (Continued and to be dated and signed on the reverse side)

-------

-------

                                                           FOR  AGAINST  ABSTAIN

1. To re-elect the following members of the Board of Supervisory Directors to serve until the Annual Meeting of Shareholders in 2002, and until their successors have been duly elected and qualified:

    J. Charles Jennett                                      [ ]    [ ]      [ ]

    Gary L. Neale                                           [ ]    [ ]      [ ]

    Marsha C. Williams                                      [ ]    [ ]      [ ]

2.  To adopt the Dutch Statutory Annual Accounts            [ ]    [ ]      [ ]
    of the Company for the fiscal year ended
    December 31, 1998;

3.  To approve the distribution of profits for the          [ ]    [ ]      [ ]
    fiscal year ended December 31, 1998 in the amount of US$.24 per share of common stock previously paid as interim dividends;

4.  To cancel shares held by the Company in its own         [ ]    [ ]      [ ]
    share capital;

5.  To approve the extension of the authority of the        [ ]    [ ]      [ ]
    Management Board to repurchase up to 30% of the outstanding share capital of the Company until November 12, 2000;

6.  To cancel shares to be acquired by the Company          [ ]    [ ]      [ ]
    in its own share capital;

7.  To amend the Articles of Association to decrease        [ ]    [ ]      [ ]
    the authorized capital of the Company;

8.  To approve the extension of the authority of the        [ ]    [ ]      [ ]
    Supervisory Board to Issue and/or grant rights on (including options to purchase) common stock of the Company until May 12, 2004;

9.  To approve the extension of the authority of the        [ ]    [ ]      [ ]
    Supervisory Board to limit or exclude the pre-emptive rights of the holders of the common stock of the Company until May 12, 2004;

10. To adopt the Chicago Bridge & Iron 1999 Long-           [ ]    [ ]      [ ]
    Term Incentive Plan;

11. To adopt the Incentive Compensation Program; and        [ ]    [ ]      [ ]

12. To approve the appointment of Arthur Andersen as        [ ]    [ ]      [ ]
    the Company's Independent public accountants for the fiscal year ending December 31, 1999.

                                                     Change of Address and
                                                     or Comments Mark Here  [ ]

                                   This Form must be signed by the person in whose name the relevant Common Share is registered on the books of the New York Transfer Agent and Registrar. In the case of a Corporation the Form should be executed by a duly authorized Officer or Attorney.


                                   Dated:                                 , 1999
                                          --------------------------------

                                   ---------------------------------------------
                                           Signature of Registered Holder


Please date, sign and return promptly in the accompanying envelope.          Votes must be indicated (X) in Black or Blue Ink. [X]

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